UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities and

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First Trinity Financial Corporation

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

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First Trinity Financial Corporation

7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133-1246

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ______________, 2019

TO THE SHAREHOLDERS OF

First Trinity Financial Corporation

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Trinity Financial Corporation, an Oklahoma corporation (“First Trinity” or the “Company”), will be held in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on _________, _______, 2019, at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

(1)        To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2(A)     To approve and adopt an amendment to our amended certificate of incorporation that will increase the number of authorized shares of our common stock, from 20,000,000 shares, $0.01 par value per share, to 50,000,000 shares, $0.01 par value per share, divided into 40,000,000 shares of Class A Common Stock, $0.01 par value per share and 10,000,000 shares of Class B Common Stock, $0.01 par value per share (as further described in this proxy statement under Proposal Two and Proposal 2(A)).

2(B)      To approve the reclassification and conversion of each share of our Common Stock issued and outstanding on the record date into one (1) share of our Class A Common Stock or one (1) share of our Class B common Stock (as further described in this proxy statement under Proposal Two and Proposal 2(B)).

(3)         To consider and approve the adoption of the First Trinity Financial Corporation 2019 Long-Term Incentive Plan.

(4)         To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for the year ending December 31, 2019.

(5)        To transact such other business as may properly come before the meeting thereof and to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above.

The Board of Directors has fixed the close of business on ______, 2019, as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the proxy statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting. The proxy is being solicited by and on behalf of the Board of Directors of First Trinity.

Your attention is directed to our 2018 Annual Report, (which consists of our Annual Report on Form 10-K as supplemented with our related Form 10-K/A) and the proxy statement dated _______, 2019, both of which accompany this notice. The 2018 Annual Report is also available without charge at www.firsttrinityfinancial.com. If you desire to have a 2018 Annual Report mailed to you, please make a telephone request to (918) 249-2438.

By Order of the Board of Directors,

/s/ Jeffrey J. Wood

Jeffrey J. Wood
Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

_________ ___, 2019

TABLE OF CONTENTS

PROCEDURAL MATTERS	4
Record Date and Outstanding Shares	4
Voting and Solicitation	4
Revocability of Proxies	4
PROPOSALS TO BE VOTED ON:	5
PROPOSAL ONE: ELECTION OF DIRECTORS	5
General	5
Vote Required	5
Nominees for Election at the Annual Meeting	6
Board Meetings and Committees	7
Code of Conduct and Ethics	7
Communication with the Board of Directors	7
Audit Committee	8
Compensation Committee	8
Nominating and Corporate Governance Committee	8
Director Compensation	9
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	9
SECURITY OWNERSHIP	10
EXECUTIVE COMPENSATION	10
Summary Compensation Table	11
Employment Agreements	11
Change of Control	12
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	12
COMPENSATION DISCUSSION AND ANALYSIS (CD&A)	13
Compensation Philosophy	13
Overview of Compensation Program	13
“Say-on-Pay” and “Say-When-on-Pay”	13
Compensation Performance Analysis	13
Compensation Comparables	14
Comparative Compensation Analysis	15
Board Process and Conclusion	15
PROPOSAL TWO: APPROVAL OF THE RECAPITALIZATION AND RECLASSIFICATION	16
PROPOSAL 2(A): APPOVAL OF THE AMENDMENT OF THE CHARTER TO AUTHORIZE 50,000,000 SHARES OF COMMON STOCK	17
PROPOSAL 2(B): RESTATEMENT OF THE CHARTER TO RECLASSIFY EACH ISSUED AND OUTSTANDING SHARE OF EXISTING STOCK	18
Recommendation of the Board	19
The Special Committee	19
Discussion of the Recapitalization and Reclassification Proposal	19
Summary of Certain Potential Advantages and Disadvantages of the Recapitalization and Reclassification Proposal	20
Background of the Recapitalization and Reclassification Proposal	21
Fairness Opinion of the Special Committee’s Financial Advisor	25
Recommendation of the Board of Directors; Reasons for the Recapitalization and Reclassification Proposal	33
Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal	34
Recommendation of the Special Committee	35
Description of Class A Common Stock, Class B Common Stock and Preferred Stock	40
Interests of Certain Persons	46
Expenses	46
Shareholders' Equity and Financial Information	46
PROPOSAL THREE: ADOPTION OF THE FIRST TRINITY FINANCIAL CORPORATION 2019 LONG-TERM INCENTIVE PLAN	48
Summary of Principal Terms of the 2019 LTIP	48
New Plan Benefits	55
Equity Compensation Plan Information	55
Approval by the Shareholders of the Proposal	55
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	56

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
Accounting Fees	57
Pre-Approval of Audit and Non-Audit Services	57
ANNUAL REPORT	57
OTHER MATTERS	58
OTHER INFORMATION	58

Exhibit A – Form of Amended and Restated Certificate of Incorporation of First Trinity Financial Corporation

Exhibit B – Opinion of ValueScope, Inc.

Exhibit C – Form of 2019 Long-Term Incentive Plan

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230

TULSA, OKLAHOMA 74133-1246

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The following information is furnished in connection with a solicitation of proxies by and on behalf of the Board of Directors of First Trinity Financial Corporation (“First Trinity” or the “Company”). The proxies we receive will be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on ___________, ______________, 2019 at 10:00 a.m. (Central Daylight Savings Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting. This proxy statement and the accompanying proxy are first being mailed to our shareholders on or about ______, 2019.

PROCEDURAL MATTERS

Record Date and Outstanding Shares

We have issued one class of capital stock. Shareholders of record at the close of business on _____________, ________, 2019 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 7,802,593 shares of the Company’s common stock, $0.01 par value (“Common Stock”), were issued and outstanding.

Voting and Solicitation

Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each shareholder will be entitled to vote for eight nominees.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Your completed and signed proxy may also be returned to the Company by Fax or email. Voting by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the proxy card enclosed with the proxy materials.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of First Trinity’s directors, officers and other employees, without additional compensation, personally, by telephone, Fax or email.

Any proxy representing shares of common stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly if properly executed and received by the Company before voting begins at the Annual Meeting, or any adjournment(s) thereof. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither any abstention or a broker non-vote will be counted as a vote for any proposal. Any properly executed proxy will be voted in accordance with instructions specified but in the absence of any instructions will be voted “FOR ALL” or “FOR” any proposal or nominee at the Annual Meeting and any adjournment(s) thereof.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been voted. You may change or revoke your proxy by delivering a written notice of revocation to the Secretary of First Trinity or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

PROPOSALS TO BE VOTED ON:

(1)         To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2(A)     To approve and adopt an amendment to our amended certificate of incorporation that will increase the number of authorized shares of our common stock, from 20,000,000 shares, $0.01 par value per share, to 50,000,000 shares, $0.01 par value per share, divided into 40,000,000 shares of Class A Common Stock, $0.01 par value per share, and 10,000,000 shares of Class B Common Stock, $0.01 par value per share (as further described in this proxy statement under Proposal Two and Proposal 2(A)).

2(B)     To approve the reclassification and conversion of each share of our Common Stock issued and outstanding on the record date into one (1) share of our Class A Common Stock”) or one (1) share of our Class B Common Stock (as further described in this proxy statement under Proposal Two and Proposal 2(B)).

(3)         To consider and approve the adoption of the First Trinity Financial Corporation 2019 Long-Term Incentive Plan.

(4)         To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for the year ending December 31, 2019.

(5)        To transact such other business as may properly come before the Annual Meeting thereof and to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board of Directors consists of one class, with the term of office expiring each year. The number of Directors which will constitute the entire 2019 Board of Directors is eight. The number of Directors that served on the 2018 Board of Directors was eight. The Company’s Bylaws designate that the number of Directors which constitutes the entire Board of Directors is twelve. The Company has elected to nominate eight Directors instead of twelve since it has found no compelling reasons in 2019 to have twelve Directors. Proxies can only be voted for eight persons that correspond to the number of Directors nominated.

The Board of Directors determined that six of the eight current Directors nominated are “independent” as defined under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and NASDAQ Marketplace rules. The non-independent directors are Gregg E. Zahn and William S. Lay.

Vote Required

Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Oklahoma law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for First Trinity’s eight nominees named below, to hold office until the next annual meeting or until their successors are duly elected and qualified. If any nominee of First Trinity is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

The Nomination and Corporate Governance Committee, consisting of two independent directors and one non-independent director as determined above, recommended that the Company’s Board of Directors be limited to eight members and also recommended the eight individuals set forth in the table below for nomination by our full Board of Directors. All eight of the current directors were nominated for re-election. Based on such recommendations, our Board of Directors nominated such eight directors for election at the Annual Meeting.

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

			Director
Name of Director	Age	Position/Principal Occupation	Since
Gregg E. Zahn (4)	57	Director; Chairman, President and Chief Executive Officer of First Trinity	2004
William S. Lay (3) (4)	79	Director; Vice President and Chief Investment Officer of First Trinity	2007
Bill H. Hill (1) (2)	78	Director; Former President of Eastern Oklahoma State College	2004
Charles W. Owens (3) (4)	64	Director; Insurance and Marketing Services	2004
George E. Peintner (2) (4)	65	Director; Marketing Company	2004
Gary L. Sherrer (1) (3)	70	Director; Former Assistant Vice President, Division of Agricultural Sciences and Natural Resources for Oklahoma State University Foundation	2004
		Resources for Oklahoma State University Foundation
Will W. Klein (1) (2)	86	Director; Insurance Company Chief Executive Officer	2011
Gerald J. Kohout (1) (2)	78	Director; Former Officer and Director of Life and Health Insurance Companies	2015

___________________________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Investment Committee

The following is a brief description of the business backgrounds of the directors.

Gregg E. Zahn has been a member of the Board of Directors since inception in 2004. He is President, Chief Executive Officer and Chairman of the Board of Directors of First Trinity. He has been President and Chief Executive Officer since October 2007 and became Chairman in 2011. From 2004 until October 2007 he was First Trinity’s Director of Training and Recruiting. He is President, Chief Executive Officer, Chairman and Director of Trinity Life Insurance Company (“TLIC”) and First Trinity Capital Corporation (“FTCC”) and has served in those positions since October 2007. He was Executive Vice President of First Life America Corporation of Topeka, Kansas (acquired in 2008 and merged with TLIC in 2009) from December 2008 until August 2009. He became Chairman, Chief Executive Officer and Director of Family Benefit Life Insurance Company (“FBLIC”) in December 2011. He became Chairman of Texas Republic Capital Corporation (“TRCC”) in 2012. He also became Chairman of Royalty Capital Corporation (“RCC”) in 2013. Between 1997 and March 2004, Mr. Zahn served as Marketing Vice President of First Alliance Insurance Company of Lexington, Kentucky and as Assistant to the President of First Alliance Corporation and Mid American Alliance Corporation. He was President of Alliance Insurance Management from 2001 to 2003.

William S. Lay has been a member of the Board of Directors since 2007. He has been First Trinity’s Vice President, Chief Investment Officer since March 2011 and served as Chief Financial Officer from April, 2007 through June, 2010 and Secretary and Treasurer from April, 2007 through March, 2011. He also serves as an Officer and Director of TLIC, FBLIC, FTCC, TRCC and RCC. For the past six years, Mr. Lay has been a financial officer and business consultant, specializing in corporate financial and consulting services for small sized entrepreneurial companies. Prior to that, Mr. Lay was an officer and director of numerous life insurance companies and also has experience in business acquisitions, mergers and reorganizations.

Bill H. Hill has been a member of the Board of Directors since inception in 2004. He also serves as a Director of TLIC, FBLIC and FTCC. He was President of Eastern Oklahoma State College, in Wilburton, OK from 1986-2000. He retired in 2000 and has been a rancher since that time.

Charles W. Owens has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and FTCC. Mr. Owens has served as the President and Owner of Tinker Owens Insurance and Marketing Services since its inception in 1988.

George E. Peintner has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and FTCC. Mr. Peintner is the Owner of Peintner Enterprises, a marketing company established in 1980.

Gary L. Sherrer has been a member of the Board of Directors since inception in 2004 and in 2017 was appointed the Company’s Oklahoma Legislative Liaison. He is a Director of TLIC, FBLIC and FTCC. He retired from Oklahoma State University where he served as Assistant Vice President for External Affairs for the Division of Agricultural Sciences and Natural Resources. Mr. Sherrer previously was Assistant Chief Executive Officer of KAMO Power, Oklahoma’s first Secretary of Agriculture, Oklahoma’s Commissioner of Agriculture, Oklahoma’s second and sixth Secretary of Environment and Director of Oklahoma’s Water Resources Board. He also served for four terms in the Oklahoma House of Representatives and in the United States Army as a combat medic in Vietnam.

Will W. Klein has been a member of the Board of Directors since 2011. He also serves as a Director of TLIC, FBLIC and FTCC. He has been Chief Executive Officer of SkyMed International, Inc. since 1993. Mr. Klein was named to The Order of Canada in 1983, the country’s highest civilian honor.

Gerald J. Kohout has been a member of the FBLIC Board of Directors since 2013. He also has served as a Director of the Company, TLIC and FTCC since 2015. He is a retired officer and director of numerous life and health insurance companies spanning a period of several decades. Mr. Kohout has extensive experience in the administrative operations of life and health insurance companies with significant experience in business mergers, acquisitions, logistics and reorganizations.

There are no family relationships between directors or officers.

Board Meetings and Committees

The Board of Directors of First Trinity held four meetings during 2018. During 2018, the Board of Directors had a standing Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee and Investment Committee.

All directors attended in person all of the four Board of Directors meetings held during 2018. The Company encourages, but does not require, its board members to attend annual meetings of shareholders. In 2018, seven directors attended the annual meeting of shareholders. First Trinity plans to schedule annual meetings so that at least a majority of its directors can attend the meetings.

Code of Conduct and Ethics

The Company has a Code of Conduct and Ethics (“Code”) applicable to all directors and employees, including our Chairman of the Board, Chief Executive Officer and other senior executives, to help ensure that our business is conducted in accordance with high standards of ethical behavior. The Code is published on our website at www.firsttrinityfinancial.com under “Corporate Governance.”

Communication with the Board of Directors

Shareholders and other interested parties can communicate with the Board of Directors, including the non-management, independent directors, either by writing to First Trinity Financial Corporation, Board of Directors, Attention: Corporate Secretary, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246 or by calling 1-888-883-1499. An independent third-party service answers all calls to this toll-free telephone number and passes the caller’s information on to our external general counsel, who in turn transmits the information confidentially to the appropriate member of the Board of Directors. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board of Directors. All shareholder-related complaints and concerns will be received, processed and acknowledged by the Company’s Board of Directors. Further information regarding communications with the Board of Directors may be found at the Company’s website, www.firsttrinityfinancial.com under “Corporate Governance.”

Audit Committee

The Audit Committee of the Board of Directors is currently composed of four directors: Will W. Klein (chairman), Bill H. Hill, Gerald J. Kohout and Gary L. Sherrer, each of whom was determined to be an independent director as the term is defined above. The Board of Directors has also determined that Mr. Klein qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

The Audit Committee met four times during 2018. The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company's financial reporting process, the system of internal financial controls and audits of its financial statements. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of the Company’s website at www.firsttrinityfinancial.com.

See also “Report of the Audit Committee of the Board of Directors” on page 56.

Compensation Committee

The Compensation Committee is currently composed of four directors: George E. Peintner (chairman), Bill H. Hill, Gerald J. Kohout and Will W. Klein, each of whom has been determined to be an independent director as the term is defined above. The Compensation Committee met once during 2018. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of the Company’s website at www.firsttrinityfinancial.com.

See also “Compensation Discussion and Analysis “CD&A” on page 13.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee that meets on call and submits recommendations to the Board of Directors for the number of members to be included in the Company’s Board of Directors, the individuals to be submitted to the shareholders for election for the Company’s Board of Directors and coordinates the corporate governance activities of the Company. The Nominating and Corporate Governance Committee, which currently consists of independent directors Charles W. Owens (Chairman) and Gary L. Sherrer and non-independent director William S. Lay, met one time in 2018. The Nominating and Corporate Governance Committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of the Company’s website at www.firsttrinityfinancial.com. The Nominating Committee considers individuals recommended by Company shareholders. Such recommendations should be submitted to the Secretary of the Company at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting. In considering nominees, the Committee should address the performance and contribution of incumbent directors, as well as the qualifications of new nominees.

See “Proposal 2(B) Restatement of the Charter to Reclassify Each Issued and Outstanding Share of Common Stock – Description of Class A Common Stock, Class B Common Stock– Nominations for Directors” on page 40 for information on nominations for directors if the Recapitalization and Reclassification Proposal is adopted.

Director Compensation

Effective January 1, 2019, Directors who are not employees of the Company receive a $6,500 annual retainer paid quarterly, $4,000 plus expenses for each Board of Directors meeting attended in person, $500 for each meeting in which they participate telephonically and $500 for any committee meeting they attend not held in conjunction with a Board of Directors’ meeting. Effective January 1, 2019, committee chairmen who are not employees will receive a $6,500 annual retainer paid quarterly. Also effective January 1, 2019, Directors who are not employees, would have the following increases in directors compensation: for each $50,000,000 in asset growth of the Company beyond $400,000,000, there would be an annual retainer increase of $1,000, a meeting attendance in person increase of $500 and an increase in the annual compensation of committee chairmen of $1,000.

The Director Compensation Table for 2018 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bill H. Hill	24,250	-	-	-	-	-	24,250
Will W. Klein	30,000	-	-	-	-	-	30,000
Gerald J. Kohout	24,250	-	-	-	-	-	24,250
Charles W. Owens	27,500	-	-	-	-	-	27,500
George E. Peintner	27,500	-	-	-	-	-	27,500
Gary L. Sherrer	28,750	-	-	-	-	-	28,750

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s Board of Directors is currently composed of eight members. Six members are independent and two members, Mr. Zahn and Mr. Lay, are also executive officers of the Company.

Mr. Zahn serves as both the principal officer of the Company in his role as President and Chief Executive Officer and Chairman of the Board of Directors. The Company does not have a lead independent director. The Company has determined that this leadership structure (combining the principal executive officer and chairman into one position effective since 2011) is appropriate since the Company initially formed a financial holding company and raised capital by intrastate private and public offerings in the state of Oklahoma through the sale of shares with the purpose of establishing a life insurance company. The Company has since grown by acquisition and by the production of life insurance policies and annuity contracts. In 2011, the Board of Directors elected Gregg E. Zahn Chairman. Having Mr. Zahn in these dual roles as principal executive officer and chairman has galvanized the Company’s focus on its vision and mission as it grew to over $433.5 million of assets as of December 31, 2018.

The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders of the Company are being served. In considering the long-term interests of shareholders, the Board recognizes the importance of considering and addressing the interests of the Company's other major constituents, including policyholders, employees and the communities in which the Company conducts its business.

To fulfill this oversight function, the Company’s Board of Directors holds at least four regularly scheduled meetings during the year, at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board of Directors or its Committees also perform a number of specific functions, including:

●	reviewing, advising, approving and monitoring fundamental financial and business strategies and major corporate actions;
●	assessing major risks facing the Company, and reviewing options for their mitigation;

●	selecting, evaluating and compensating executive management and overseeing executive management succession planning;
●	providing advice and counsel to executive management;
●	providing counsel and oversight on the selection, evaluation, development and compensation of senior management; and
●	ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of the Company’s Common Stock, (ii) by the executive officers named in the Summary Compensation Table under “Executive Compensation”, (iii) by each director, and (iv) by all current directors and executive officers as a group.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (1)
Gregg E. Zahn	543,091	7.0
William S. Lay	22,050	*
Bill H. Hill	31,789	*
Charles W. Owens (2)	48,510	*
George E. Peintner	46,518	*
Gary L. Sherrer	50,019	*
Will W. Klein	-0-	*
Gerald J. Kohout	-0-	*
All directors and executive officers as a group (8 persons)	741,977	9.5%

* represents less than 1%

(1)	As of the Record Date, there were 7,802,593 shares of our Common Stock issued and outstanding and entitled to vote.
(2)	Includes 4,410 shares jointly owned by Mr. Owens and his children.

EXECUTIVE COMPENSATION

The Compensation Committee assists the Board of Directors in overseeing the management of the Company’s compensation and benefits program, chief executive officer performance and executive development and succession efforts. In addition, the Compensation Committee oversees the evaluation of management and compensation of the officers of the Company.

The primary objective of our compensation program is to offer executive officers competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward these individuals in an appropriate manner in the long-term interest of the Company and its shareholders. Management provides recommendations to the Compensation Committee regarding most compensation matters, including executive compensation; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Company does not currently engage any consultant related to executive compensation.

The Company’s compensation program for executive officers consists of base salary, consideration for annual bonuses, 401(k) plan and life, health and dental insurance coverage. These elements are intended to provide an overall compensation package that is commensurate with the Company’s financial resources, that is appropriate to assure the retention of experienced management personnel and that aligns their financial interest with those of our shareholders.

Base Salary: Salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of similarly situated companies, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of the Company. Annual salary increases are considered based on the same criteria.

Cash Bonuses: Bonus amounts are based on individual performance and are intended to reward superior performance. The Compensation Committee may also take into account additional considerations that it deems appropriate. Bonuses are discretionary and there is no formal bonus plan in place except for Gregg E. Zahn’s asset and net profit bonus discussed below.

The following Summary Compensation Table sets forth the compensation of our most highly compensated executive officers for the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(4)	Total ($)
Gregg E. Zahn (1)	2018	425,556	448,468	13,200	887,224
President and Chief Executive Officer	2017	401,467	497,537	13,200	912,204

Jeffrey J. Wood (2)	2018	270,530	20,000	-	290,530
Chief Financial Officer, Secretary and Treasurer	2017	262,650	15,000	-	277,650

William S. Lay (3)	2018	106,372	-	-	106,372
Vice President and Chief Investment Officer	2017	108,304	-	-	108,304

(1) Mr. Zahn was elected President and Chief Executive Officer in October 2007.

(2) Mr. Wood was elected Chief Financial Officer in June 2010 and Secretary and Treasurer in March 2011.

(3) Mr. Lay was elected Vice President and Chief Investment Officer in March 2011.

(4) This amount is an auto allowance.

Employment Agreements

Gregg E. Zahn entered into an employment agreement with the Company on June 7, 2010, with amendments on December 8, 2011, October 8, 2012, April 9, 2013 and September 5, 2017. The employment agreement and amendments were reported by the Company in its Reports on Form 8-K filed on June 11, 2010, December 13, 2011, October 10, 2012, April 11, 2013 and September 8, 2017, respectively. The employment agreement dated June 7, 2010, contained the terms and conditions of the agreement. The most recent amended agreement is continuous with automatic monthly extensions on the first day of each month, provides health, dental and vision benefits for a three-year period following the date of separation, grosses up separation payments for up to three years of salary following the date of separation and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.

Under the September 5, 2017, amendment:

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Mr. Zahn's annual salary of $300,000 increased on January 1st of each year by 6% during 2013 and in subsequent years increased as follows: 2013 - $318,000; 2014 - $337,080; 2015 - $357,304; 2016 - $378,743; 2017 - $401,467, 2018 - $425,556 and 2019 - $451,089. Mr. Zahn's base salary will be revisited when the Company's assets reach $500,000,000;

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Mr. Zahn will receive an asset growth bonus (with assets measured using the U.S. GAAP basis of accounting) as follows: $200,000 bonus when the Company’s assets reach $200,000,000; $250,000 bonus when the Company’s assets reach $250,000,000; $300,000 bonus when the Company’s assets reach $300,000,000; $350,000 bonus when the Company’s assets reach $350,000,000; $400,000 bonus when the Company’s assets reach $400,000,000; $450,000 bonus when the Company’s assets reach $450,000,000 and $500,000 bonus when the Company’s assets reach $500,000,000. More than one asset growth bonus can be reached in any given year. Mr. Zahn’s asset growth bonus will be revisited when the Company’s assets reach $500,000,000; and

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Mr. Zahn will receive a net profit bonus of 5% of the net income (with operating results measured using the U.S. GAAP basis of accounting) of the Company each year after completion of the audit and the filing of the Company’s Form 10-K. The net profit bonus will be capped at 200% of Mr. Zahn’s base salary for the year the net profit bonus was calculated.

Mr. Zahn also receives a monthly auto allowance that was raised to $1,100. He is entitled to participate in the Company’s employee benefit plans available to other executives. The amount payable, as of December 31, 2018, in the event of Mr. Zahn’s termination of employment by the Company not for cause or for good reason is $1,241,205.

William S. Lay entered into an employment agreement dated December 6, 2018, with the Company, effective January 1, 2019. The December 6, 2018 agreement is for a term through December 31, 2021 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause. Mr. Lay’s base salary will be $31,250 for working 347 hours in 2019, 2020 and 2021. Any additional hours beyond 347 in 2019, 2020 and 2021 will be paid at $95 per hour. The employment agreement was reported in the Company's Report on Form 8-K filed on December 7, 2018. He is entitled to participate in the Company’s employee benefit plans available to other executives. He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance. Amounts payable, as of December 31, 2018, in the event of Mr. Lay’s termination of employment by the Company not for cause or for good reason is $62,500.

Jeffrey J. Wood entered into an employment agreement with the Company dated December 8, 2011. The agreement continues with automatic one-year extensions each year on December 31 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause. On March 18, 2019, the Company amended Mr. Wood’s employment agreement to generally provide three additional items: 1) each month Mr. Wood’s employment is renewed for two years from the first date of the new month, 2) upon a separation of service, Mr. Wood shall receive benefits provided to employees of the Company for a two-year period following the date of separation, 3) upon a separation of service, Mr. Wood shall receive, if applicable under the terms of the Internal Revenue Code, gross payments for income taxes and excise taxes. The amendment was reported in the Company’s Report on Form 8-K filed on March 20, 2019. Mr. Wood is entitled to participate in the Company’s employee benefit plans available to other executives. Mr. Wood is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance. His base salary for 2019 is $278,645. Amounts payable, as of March 31, 2019, in the event of Mr. Wood’s termination of employment by the Company not for cause or for good reason is $557,291.

Change of Control

As part of the Employment Agreements of Messrs. Zahn and Wood described above (“Agreements”), each has a right during the 12 month period commencing upon a change of control of the Company (as defined in the Agreements) to determine if he wants to terminate his employment for a good reason (also as defined in the Agreements) thereby entitling him to significant salary, bonus, payout amounts and health, medical and life insurance benefits.

For the avoidance of doubt, each of Messrs. Zahn and Wood have irrevocably agreed that with the adoption and implementation of the Recapitalization and Reclassification Proposal discussed elsewhere in this proxy statement they will each waive their rights under the “change of control” clauses of their respective employment agreements but solely for this Recapitalization and Reclassification Proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Shareholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2018, the Company believes that its executive officers, directors and 10% Shareholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for executive officers identified in the Summary Compensation Table.

Compensation Philosophy

The Compensation Committee, composed of four outside directors, is responsible for implementing our compensation philosophy for directors, executive officers and employees. Our goal is to ensure we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. Because we believe a systematic pattern exists between executive compensation and performance, our compensation philosophy is structured to “motivate” managerial behaviors through a combination of base and incentive compensation.

Another of our objectives is to acquire and retain people of integrity who take pride in delivering positive results. The final objective, due to our philosophy to outsource many functions and retain a low number of full-time and part-time employees, requires us to have executive officers that are able to perform and have an intimate knowledge of a combination of executive, actuarial, accounting, operating and other understandings inherent in supervising and growing a successful life insurance company.

Overview of Compensation Program

Our compensation consists of salary, bonuses, allowances and benefit plans generally administered equally for all qualified Company employees. The Compensation Committee establishes a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer's contributions. The Compensation Committee seeks to ensure executive compensation is reasonable, fair and competitive. In order to make this determination, after the end of each calendar year and when financial results for the year are finalized and affirmed by the issuance of an unqualified opinion by the Company’s independent registered public accounting firm, the Compensation Committee generally evaluates the Company's performance and then conducts a similar exercise with respect to a group of comparable companies.

“Say-on-Pay” and “Say-When-on-Pay”

We believe our compensation philosophy and structure is fair for our executive officers. Shareholders will not find complex compensation formulas to evaluate and approve. However, to retain our limited number of corporate executives, we generally allow a minimum of one year to a maximum of 2.99 years of compensation in the event of termination of employment by the Company not for cause or for good reason. Our straightforward and simplified approach to executive compensation insulates our shareholders from the types of corporate excesses which led to the enactment of “Say-on-Pay” and “Say-When-on Pay.” We believe our compensation solution favorably serves our shareholders regarding executive pay.

Compensation Performance Analysis

Our executive management team is led by Gregg E. Zahn and Jeffrey J. Wood who are full-time employees and William S. Lay who is a part-time employee. The Compensation Committee conducted a review of the performance of Gregg E. Zahn, Jeffrey J. Wood and William S. Lay for the year 2018. This review included an evaluation of the progress made towards the attainment of our corporate objectives and the role these individuals played in meeting those objectives. The review also included a broad-based comparison of salaries with senior executives of other publicly traded life insurance companies.

Due to being a smaller public reporting company and that our common stock is not publicly traded, it is difficult to find public life insurance companies that are comparable to us. The continuing global economic uncertainty and other market related factors for the majority of 2018 negatively impacted the Company. The filing of additional life insurance policies and annuity contracts and certificates of authority for the expansion of marketing and licensing opportunities for Trinity Life Insurance Company and Family Benefit Life Insurance Company into additional states, seeking out investment opportunities with higher yields and pursuing acquisition and growth opportunities positively impacted the Company. The Company both grew and improved profitability during 2018. Our assets increased by $42,379,176 (grossed up by increased reinsurance and coinsurance amounting to $30,267,576) from $391,127,674 as of December 31, 2017 to $433,506,850 as of December 31, 2018. Our revenues increased by $6,511,258 from $32,729,837 in 2017 to $39,241,095 in 2018. Our net income increased by $4,172,782 from $969,364 in 2017 to $5,142,146 in 2018.

The Company's performance in 2018 reflected the business philosophy and leadership of Gregg E. Zahn, Jeffrey J. Wood and William S. Lay. Giving consideration to these factors, the Compensation Committee was encouraged by executive management's demonstrated leadership. The Compensation Committee considers Gregg E. Zahn, Jeffrey J. Wood and William S. Lay to be valuable executive officers in implementing our corporate objectives.

Gregg E. Zahn continues to lead the Company in accordance with the ideals and philosophies of acquisition of companies and organic growth of the life insurance and annuity business coupled with the ultimate goal of establishing a public traded stock. Jeffrey J. Wood reports to Gregg E. Zahn and leads the daily financial operations of the Company in accordance with those same ideals and philosophies. William S. Lay reports to Gregg E. Zahn and leads the investment operations of the Company in accordance with those same ideals and philosophies. In 2018, Gregg E. Zahn, Jeffrey J. Wood and William S. Lay met and exceeded the subjective expectations of our Board of Directors.

The Compensation Committee remains vigilant regarding its responsibility to shareholders in setting executive compensation during challenging market conditions and has requested executive management to focus on continued asset growth and profitability. Gregg E. Zahn received a 6.00% increase in base salary to $425,556 in 2018, received a $448,468 bonus in 2018 related to the profitable 2018 operating results of the Company and the Company’s exceeding $400,000,000 in assets and also received an automobile allowance of $13,200. Jeffrey J. Wood was compensated in 2018 with a base salary of $270,530 and bonus of $20,000. William S. Lay’s employment agreement was renewed for three years in late 2018 and now is effective through December 31, 2021 and he was also compensated $106,372 in 2018.

Compensation Comparables

To assist in establishing the compensation for 2018, the Compensation Committee utilized independent sources to identify “comparables” within the life insurance industry. We believe a comparable is a point of reference for measurement, but not the determinative factor for our executives' compensation. Because the comparative compensation information is one of several analytic tools used in setting executive compensation, the Compensation Committee has discretion in determining the manner and extent of its use.

Five comparables were selected for discussion of 2018 salaries. These comparables were: Atlantic American Life and Health; National Security Group; Midwest Holdings Inc.; UTG, Inc. (formerly United Trust Group); and Texas Republic Capital Corporation. Each of these comparable companies has different operating activities and product mixes compared to our Company but the Compensation Committee concluded that there is insufficient public information available on compensations for life insurance companies closer to our size.

We also analyzed the results of Citizens, Inc. and Security National Financial Corporation. We previously analyzed Investors Heritage Capital Corporation but that company is no longer a public company and no longer required to publicly report financial and compensation information having been acquired in 2017 and owned by one shareholder.

These last two companies are larger than us in size but we are generally familiar with their operations and executives due to third party administrative services arrangements, prior employment history and participation in national life insurance associations. Data obtained on each comparable company included executive salaries, fees paid to independent members of their board of directors, total assets, liabilities, shareholders’ equity, revenues, benefits and expenses, taxes and net income.

Compensation data obtained on these comparables was limited to only those individuals for whom compensation information was disclosed publicly. As a result, the data typically included only the most highly compensated officers at each company as of their latest public filing. Generally, this correlated to the Chairman/CEO, President and the individuals who are chief level officers (Chief Financial Officer, Chief Operating Officer and Chief Investment Officer) or the equivalent with us.

Comparative Compensation Analysis

The overall results of the comparables study provided additional information for the Compensation Committee to consider. As noted above, the Compensation Committee reviewed a number of factors within the comparable companies; however, with the focus on base salary compensation.

Based on the Compensation Committee's analysis, the recommended 2018 base salary compensation for Gregg E. Zahn, our Chairman, President and Chief Executive Officer, and Jeffrey J. Wood, our Chief Financial Officer, Secretary and Treasurer, was determined to be low by the Compensation Committee, especially in light of the many roles that they perform for our Company. These amounts are within the high and low range of the base compensation and total compensation for the comparable companies but some of those companies have had little or no success in producing profitable results. In analyzing these factors, the Compensation Committee concluded that $425,556 is a low base salary compensation for our Chairman, President and Chief Executive Officer and $270,530 is also a low base salary compensation for our Chief Financial Officer, Secretary and Treasurer. The Compensation Committee believes, however, that through the use of appropriate bonuses and other incentives, these compensation shortages can be managed more efficiently and effectively using Company asset growth and profitability as measurement standards with additional consideration for the many roles that these officers fulfill for the Company.

The Compensation Committee followed a similar but less elaborate, process with respect to comparing the compensation for William S. Lay in his role as Vice President and Chief Investment Officer and as a part-time employee. William S. Lay has extensive experience in the life insurance industry and contributes unique skills in Company management, operations, investment analysis and merger and acquisition activities. His salary was not objectively determined, but instead reflected his contractual pay that was established in late 2015 and reaffirmed in late 2018 at a level the Compensation Committee concluded was appropriate based upon our compensation philosophy and his experience and tenure.

Board Process and Conclusion

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, which the Board of Directors approved.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

March 24, 2019

George E. Peintner, Chairman

Bill H. Hill

Will W. Klein

Gerald J. Kohout

PROPOSAL TWO:

APPROVAL OF THE RECAPITALIZATION AND RECLASSIFICATION

The Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and its shareholders to adopt a recapitalization and reclassification plan (the “Recapitalization and Reclassification Proposal”) as described in detail below.

In order to implement the Recapitalization and Reclassification Proposal, the Company must amend its Certificate of Incorporation, as amended (the “Charter”). As such, the Board has adopted resolutions approving, and recommending to our shareholders for approval, certain amendments to the Charter described below. Shareholders will vote separately on each of the following two proposals - (Proposals 2(A) and 2(B)), which together, comprise Proposal Two.

Proposal 2(A). A proposal to approve the amendment and restatement of the Charter to authorize 50,000,000 shares of Common Stock, $0.01 par value, divided into 40,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and to establish the relative rights, preferences and privileges of, and the restrictions and limitations on, the Class A Common Stock and the Class B Common Stock (collectively, the “Common Stock”).

Proposal 2(B). A proposal to approve the amendment of the Charter to automatically reclassify each issued and outstanding share of the Company’s existing Common Stock (“Existing Stock”) as one share of new Class A Common Stock or, at each shareholder’s election, into one share of new Class B Common Stock.

The proposed amendments to the Charter are referred to in this proxy statement as the “Amendments,” each of which is discussed in greater detail below. Each of the proposals comprising Proposal Two is an element of the proposed Recapitalization and Reclassification Proposal. Accordingly, each of the proposals comprising Proposal Two is cross-conditioned upon both the proposals being approved by our shareholders, and the entire Proposal Two will fail if either proposal is not approved by the shareholders.

If each of the proposals are approved, the Amendments will be implemented through the proposed Amended and Restated Certificate of Incorporation (the “New Charter”). The summary of the Amendments set forth in this proxy statement should be read in conjunction with, and is qualified in its entirety by, the full text of the New Charter, attached to this proxy statement as Exhibit A.

Under Oklahoma corporate law, approval of the Amendments requires the affirmative vote of a majority of the issued and outstanding shares of Existing Stock entitled to vote on the proposals at the Annual Meeting. Under Oklahoma insurance company law, approval of the Recapitalization and Reclassification Proposal by the Oklahoma Department of Insurance pursuant to a regulatory filing is required, which approval is expected by the Company, but not certain, to be obtained as soon as practicable after the Annual Meeting. Shareholders will have no dissenters’ or appraisal rights with respect to the Amendments. Directors of the Company other than Gregg E. Zahn who collectively own approximately 2.5% of the Existing Stock have indicated that they intend to vote all of the Common Stock owned by them “FOR” approval of the Amendments. Gregg E. Zahn, the Company’s CEO and Chairman of the Board, will vote his shares on a proportionate basis equal to that of the other shareholders of the Company voting on the Amendments.

If each of the proposals is approved by the required vote of our shareholders and approval is obtained from the Oklahoma Department of Insurance, the Company intends to file the New Charter with the Secretary of State of the State of Oklahoma (the “Secretary of State”). The New Charter (and accordingly, the Amendments) will be effective immediately upon acceptance of the filing of the New Charter by the Secretary of State. The Board reserves the right to abandon or delay the filing of the New Charter even if it is approved by our shareholders.

The Board has declared, subject to shareholder approval of the Amendments and filing and acceptance of the New Charter, a cash dividend of $0.05 per share of Class A Common Stock (the “Cash Dividend”) and a stock dividend of one share of Class A Common Stock for each ten shares of the then issued and outstanding Class A Common Stock (the “Stock Dividend”); provided, however that the Cash Dividend and Stock Dividend (together, the “Initial Dividends”) will NOT be payable to holders of the issued and outstanding Existing Stock who have elected to convert their shares in the reclassification into shares of new Class B Common Stock as more fully discussed below.

Shareholder approval of the Initial Dividends is not required under Oklahoma law and is not being solicited by this proxy statement. The Initial Dividends are expressly conditioned upon shareholder approval of the Amendments, approval of the Oklahoma Department of Insurance indicated above and the filing of the Amendments with the Secretary of State. The term “Recapitalization and Reclassification Proposal” is used in this proxy statement to refer, collectively, to the adoption of the Amendments and the filing of the New Charter, the conversion of Existing Stock into shares of Class A Common Stock or Class B Common Stock and the payment of the Initial Dividends.

The Recapitalization and Reclassification Proposal involves a number of risks and uncertainties which are described below in this proxy statement under “Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal.”

PROPOSAL 2(A):

APPROVAL OF THE AMENDMENT OF THE CHARTER TO AUTHORIZE 50,000,000 SHARES OF COMMON STOCK

The New Charter authorizes a total of 50,000,000 shares of Common Stock, $0.01 par value, divided into 40,000,000 authorized shares of Class A Common Stock and 10,000,000 authorized shares of Class B Common Stock. The number of shares of authorized preferred stock of the Company will not change.

The powers, rights, preferences and privileges of, and the restrictions on, the Class A Common Stock will be the same as those relating to the Class B Common Stock, including (and except as noted):

●

holders of Class A Common Stock and Class B Common Stock will be entitled to one vote per share on matters submitted to the Company’s shareholders; except that the holders of shares of Class B Common Stock, voting as a single class will be entitled to (i) elect a majority of the Company’s Board (one-half plus one) at any special or annual meeting called for such purpose, and (ii) with the affirmative vote of a majority of the holders of the Class A Common Stock, voting as a separate class, to effect any merger, consolidation, recapitalization, sale of substantially all of the Company’s assets or any liquidation of the Company (a “Liquidity Event”); provided that with respect to any cash, securities, or other property received by the Company in connection with a Liquidity Event, holders of Class B Common Stock shall receive, on a per share basis, an amount limited to 85% of any merger or sale consideration or liquidation amounts received by holders of Class A Common Stock with respect to such Liquidity Event;

●

the amount of any dividend payable in cash or non-cash property of the Company (excluding a dividend payable solely in the Company’s Class A Common Stock) with respect to each share of Class B Common Stock will be equal to 85% of the value, amount of any such dividend payable with respect to a share of Class A Common Stock;

●	except for the Initial Dividends referenced above, no stock dividend may be paid on Class A Common Stock unless a proportionate stock dividend is paid simultaneously on Class B Common Stock;

●

except for proportionate adjustments arising from stock dividends, stock splits or reclassifications of the Class A Common Stock, no authorized shares of Class B Common Stock shall be issued after the implementation of the Recapitalization and Reclassification;

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holders of Class B Common Stock may convert all or part of such shares into shares of Class A Common Stock, at any time, on a one for .85 per share basis (one share of Class B Common Stock for a .85 share of Class A Common Stock);

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ALL shares of Class B Common Stock will be automatically converted to Class A Common Stock, at the rate of .85 of a share of Class A Common Stock for each one share of Class B Common Stock upon the earliest to occur of:

(i)       ten years after issuance of the Class B Common Stock provided that such time period shall be extended by five years in the event (i) the Company achieves net income, as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), of at least ten million dollars ($10,000,000) during at least three of any fiscal years of the Company ending before ten years after issuance of the Class B Common Stock, and (ii) total assets of the Company, as determined in accordance with GAAP, are at least $1,500,000,000 as of any fiscal year end of the Company ending within any of the ten fiscal years after issuance of the Class B Common Stock;

(ii)       on the death or full mental or physical disability of Gregg E. Zahn, making him substantially unable to fulfill the duties of Chairman or Chief Executive Officer of the Company;

(iii)      upon a finding that Mr. Zahn has committed fraud on the Company or its shareholders or has committed a felony, in either case pursuant to a non-appealable judgment or conviction or Mr. Zahn becomes subject to any governmental rule, order, decree or proceeding which prevents him from serving as the Company’s Chairman or Chief Executive Officer or he is found guilty pursuant to an applicable governmental proceeding of an act or omission which otherwise could or does cause material harm to the Company, its assets, operations or prospects;

(iv)      the date upon which Mr. Zahn owns fewer than 100,000 shares of Class B Common Stock issued and outstanding as of that date; or

(v)       the voluntary resignation of Mr. Zahn as the Company’s Chairman, Chief Executive Officer, or both.

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holders of Class B Common Stock may not sell, assign, transfer, pledge or otherwise dispose of all or any portion of such Class B Common Stock, or any beneficial interest therein, without complying with the Company’s rights of first refusal or mandatory conversion of such shares into Class A Common Stock.

For a complete description of the rights, preferences and privileges of, and the restrictions and limitations on, the Class A Common Stock, the Class B Common Stock and Preferred Stock, see “Description of Class A Common Stock, Class B Common Stock and Preferred Stock,” below and Article IV, Section 2.B.(i) of Exhibit A attached to this proxy statement.

Under Oklahoma corporate law, approval of Proposal 2(A) requires the affirmative vote of a majority of the issued and outstanding shares of Existing Stock entitled to vote on the proposal at the Annual Meeting. Proposal 2(A) is cross-conditioned upon the approval of Proposal 2(B) by the shareholders. If Proposal 2(B) is not approved by the shareholders, Proposal 2(A) will also fail regardless of whether Proposal 2(A) received enough affirmative votes to pass independently.

PROPOSAL 2(B):

RESTATEMENT OF THE CHARTER TO RECLASSIFY EACH ISSUED AND OUTSTANDING SHARE OF EXISTING STOCK

Under the New Charter, each share of Existing Stock issued and outstanding on the Effective Date will be automatically reclassified as one share of Class A Common Stock; provided however each holder of Existing Stock may, by affirmatively electing (the “Election”) receive one share of Class B Common Stock for one share of Existing Stock in an amount the shareholder elects. In such event:

●	the electing holder of Existing Stock will receive shares of Class B Common Stock with the rights, preferences, privileges of, and restrictions and limitations on, the Class B Common Stock; and

●	the electing holder of Existing Stock receiving shares of Class B Common Stock will not be entitled to receive either the 10% Stock Dividend or the Cash Dividend of $0.05 per share as described above.

The Company has provided a means to make the Election on the Important Supplemental Letter included with this proxy statement. Please review the section “Description of Class A Common Stock, Class B Common Stock and Preferred Stock” below.

If the Amendments take effect, the Company’s transfer agent will mail to each record holder of Existing Stock who has elected to receive Class B Common Stock a letter of transmittal requesting that such record holder surrender all certificates representing shares of Existing Stock. New certificates representing the Class B Common Stock will be issued to such record holder of Existing Stock who deliver properly executed transmittal letters. SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY WITH THE ENCLOSED PROXY. Holders of Existing Stock who do not elect to receive Class B Common Stock will NOT be required to exchange certificates of Existing Stock for shares of new Class A Common Stock. Shares of Existing Stock will continue to represent ownership of an equal number of shares of Class A Common Stock.

Under Oklahoma corporate law, approval of Proposal 2(B) requires the affirmative vote of a majority of the issued and outstanding shares of Existing Stock entitled to vote on the proposal at the Annual Meeting. Proposal 2(B) is cross-conditioned upon the approval of Proposal 2(A) by the shareholders. If Proposal 2(A) is not approved by the shareholders, Proposal 2(B) will also fail regardless of whether Proposal 2(A) received enough affirmative votes to pass independently. Under Oklahoma insurance company law, approval of the Recapitalization and Reclassification Proposal by the Oklahoma Department of Insurance is required. Its approval is expected, but not certain, to be obtained as soon as practicable after the Annual Meeting.

Recommendation of the Board

The Board believes that the adoption of the New Charter (and each of the Amendments contained therein) is advisable and in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” Proposal 2(A) and Proposal 2(B). In determining to approve the Amendments and to recommend the Amendments, the Board considered the alternatives available to the Company and the potential advantages, disadvantages and other effects of the Recapitalization and Reclassification, which are described below. The Board also considered the unanimous recommendation in favor of the Recapitalization and Reclassification Proposal by a special committee (the “Special Committee”) of the Board consisting of four independent directors of the Company.

The Special Committee

The Special Committee was formed by the Board on March 5, 2019 to, among other things, review, evaluate and negotiate the terms and conditions of the Recapitalization and Reclassification Proposal and any alternatives thereto. The Board also authorized the Special Committee to recommend what action, if any, should be taken by the Board with respect to the Recapitalization and Reclassification Proposal or any alternatives thereto. In connection with such authorization, the Board resolved to not approve or recommend that the Company’s shareholders approve the Recapitalization and Reclassification Proposal or any alternative thereto without a prior favorable recommendation by the Special Committee. The Special Committee was given the power to engage its own legal counsel and financial advisor if it deemed necessary and the express power to “just say no” and recommend against adoption of the Recapitalization and Reclassification Proposal. The independent members of the Board comprising the Special Committee are Gary L. Sherrer (Chairman), Bill H. Hill, Charles W. Owens and George E. Peintner.

Discussion of the Recapitalization and Reclassification Proposal

At the Annual Meeting, shareholders of the Company are being asked to consider and act upon the Recapitalization and Reclassification Proposal to approve and adopt the Amendments to Article IV of the Charter, as heretofore amended. The Amendments would (i) increase the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 shares of Common Stock, divided into 40,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, (ii) establish relative rights, preferences and privileges of, and the restrictions and limitations on, the Class A Common Stock and the Class B Common Stock, and (iii) reclassify each share of the Company’s Existing Stock as one share of Class A Common Stock or, to the extent so elected by shareholders as described below, one share of Class B Common Stock. The number of presently authorized shares of preferred stock, none of which are outstanding, would not change. Accordingly, upon the effectiveness of the Recapitalization and Reclassification Proposal, each shareholder who owned shares of Existing Stock immediately prior to the Recapitalization and Reclassification Proposal will own the same number of shares of capital stock of the Company after the Recapitalization and Reclassification Proposal, which will be shares of Class A Common Stock or which will be shares of Class B Common Stock.

Under the Charter and Oklahoma corporate law, approval of the Amendments require the affirmative vote of a majority of the issued and outstanding shares of Existing Coming Stock.

If the Amendments are approved by the Company's shareholders, and the Oklahoma Department of Insurance, the Board intends to file the New Charter with the Secretary of State. Upon acceptance of filing thereof by the Secretary of State, each share of the Existing Stock will, automatically and without the necessity of presenting any stock certificate for exchange, be reclassified as one share of Class A Common Stock, or to the extent so elected by shareholders as described below, into one share of Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock have substantial differences in powers, rights, preferences and privileges and restrictions and limitations on, as summarized above under “Proposal 2(A)” and as more fully discussed under “Description of Class A Common Stock, Class B Common Stock and Preferred Stock” below.

Although the Board presently intends to file the New Charter promptly following approval of the Amendments by the shareholders of the Company and the Oklahoma Department of Insurance, the Board reserves the right not to file the New Charter, or to delay doing so, even if the Amendments are so approved.

If the Amendments take effect, the Company’s transfer agent will mail to each record holder of Existing Stock who has elected to receive Class B Common Stock a letter of transmittal requesting that such record holder surrender all certificates representing shares of Existing Stock. New certificates representing the Class B Common Stock will be issued to such record holder of Existing Stock who deliver properly executed transmittal letters. SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY WITH THE ENCLOSED PROXY. Holders of Existing Stock who do not elect to receive Class B Common Stock will NOT be required to exchange certificates of Existing Stock for shares of new Class A Common Stock. Shares of Existing Stock will continue to represent ownership of an equal number of shares of Class A Common Stock.

If implemented, the Recapitalization and Reclassification Proposal will enable the Company to issue and sell additional equity securities for various corporate purposes without diluting the voting power of the Class B Common Stock to elect a majority of the Company’s Board. These and other aspects of the Recapitalization and Reclassification Proposal are described under “Summary of Certain Potential Advantages and Disadvantages of the Recapitalization and Reclassification Proposal” and “Recommendation of the Board of Directors; Reasons for the Recapitalization and Reclassification Proposal.” Certain other anticipated effects of the Recapitalization and Reclassification Proposal, are described under “Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal.”

The Board recognizes that there may be potential disadvantages to shareholders resulting from the Recapitalization and Reclassification Proposal. See “Summary of Certain Potential Advantages and Disadvantages of the Recapitalization and Reclassification Proposal” and “Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal.” In particular, by enabling the holders of Class B Common Stock to elect a majority of the Company’s Board, the Recapitalization and Reclassification Proposal may limit the possibility of a merger proposal, or of an unsolicited tender offer or proxy contest for the removal of directors, and therefore might deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace the Company's current Board or management. Gregg E. Zahn, Chairman, Chief Executive Officer and a director of the Company, has a personal interest in the Recapitalization and Reclassification Proposal as a result of the potential anti-takeover effect and other potential effects of the Amendments. See “Interests of Certain Persons.” ACCORDINGLY, THE BOARD URGES EACH SHAREHOLDER TO READ AND REVIEW CAREFULLY THE DESCRIPTION OF THE RECAPITALIZATION AND RECLASSIFICATION PROPOSAL SET FORTH IN THIS PROXY STATEMENT AND THE EXHIBITS TO THIS PROXY STATEMENT.

Summary of Certain Potential Advantages and Disadvantages of the Recapitalization and Reclassification Proposal

Certain potential advantages to the Company and its shareholders of implementing the Recapitalization and Reclassification Proposal, which are more fully described below, are summarized as follows:

●

Provides the Company with increased flexibility in the future to issue equity securities (or securities convertible into or exercisable for equity securities) for financings, acquisitions and other proper corporate purposes without diluting the voting power of holders of Class B Common Stock or ceding control to new investors who may not share the existing shareholders’ long term goals. See “Recommendation of the Board of Directors; Reasons for the Recapitalization and Reclassification Proposal - Financing Flexibility.”

●

Insures the continued involvement by Gregg E. Zahn, the Company’s Chairman and Chief Executive Officer, who has been such since 2011 and 2007, respectively. Under his leadership, the Company’s total assets have grown from $43 million as of December 31, 2008 to $433 million as of December 31, 2018. The Company has been profitable since 2009 and achieved its highest net income in its history of over $5 million for the year ended December 31, 2018.

●

Provides holders of Existing Stock, which will be reclassified into Class A Common Stock absent an election by a shareholder to receive Class B Common Stock, with certain economic advantages with respect to dividends and in merger and liquidation transactions over holders who elect instead to receive Class B Common Stock who receive greater voting control in exchange for their Existing Stock.

●

Reduces the risk of an unsolicited takeover that might not be in the best interests of the Company and its shareholders, and the risk of disruption in the continuity of the leadership, involvement and interests of the Company’s current management, particularly Gregg E. Zahn. See “Background of the Recapitalization and Reclassification Proposal” and “Recommendation of the Board of Directors; Reasons for the Recapitalization and Reclassification Proposal.”

●

Implementation of the Recapitalization and Reclassification Proposal should enhance the Company's ability to attract and retain highly qualified key employees and may enhance existing and potential business relationships. See “Recommendation of the Board of Directors; Reasons for the Recapitalization and Reclassification Proposal - Key Employees” and “-Business Relationships.”

Certain potential disadvantages to the Company and its shareholders of the Recapitalization and Reclassification Proposal and the voting control represented by the Class B Common Stock, which are more fully discussed below, are summarized and follows:

●

May dissuade institutional, private equity and other investors that would otherwise consider investment in the Common Stock because they will not be able to effect a change of the majority of the Board by virtue of their Class A Common Stock investment. See “Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal - Investment by Institutions.”

●

May inhibit merger proposals, or unsolicited tender offers or proxy contents for the removal of directors. See “Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal - Anti-Takeover Effect.”

●	Will make it difficult to remove Gregg E. Zahn as Chairman, Chief Executive Officer or both even if his operational performance significantly deteriorates or changes.

Background of the Recapitalization and Reclassification Proposal

Conversations began several years ago in Board meetings that it would be beneficial for the Company’s growth and ensuing profitability if the Company could raise additional capital for asset growth and acquisitions. However, the Board’s concern was that since the Company was so widely held, with no large shareholders other than Mr. Zahn, raising capital could create a situation where the voting control could end up with persons or entities who had no relationship with, and whose long-term goals may not be aligned with, the Company’s original shareholders (approximately 4,200), who, from 2004 through 2012, have invested over $27 million in the Company.

In discussing this concern among the Board, management indicated the Company may wish to consider adopting a dual class capital structure so that the Company could be in a position to retain its long-term objectives. Management was aware that a number of publicly held companies (many of whom, like the Company, with widely dispersed shareholder voting power) have considered adopting dual class capital structures. In early 2018, management and the Board further discussed informally exploring a dual class structure for the Existing Stock.

As discussed above under “The Special Committee,” a Special Committee of the Board was formed on March 5, 2019, to consider the Recapitalization and Reclassification Proposal. An initial proposal was formulated by the Company’s President and CEO, Gregg Zahn. The first meeting of the Special Committee was held on March 26, 2019. Prior to the meeting the Special Committee was provided with the general terms of the proposal. At the meeting, it was discussed with management present that the Company has significantly expanded its operations in life insurance, annuity contracts, its U.S. domestic presence and its international presence through U.S. dollar denominated policies and mortgage loans. The Company made three successful acquisitions of insurance operations in 2008, 2011 and 2015. Mr. Zahn, who was present for the first part of the March 26 meeting at the invitation of the Special Committee, reviewed the constraints on the Company’s organic growth and growth by acquisitions caused the lack of capital. He also explained that acquisitions could result in dilution, management instability and lack of focus on the long-term and a change of control. The Company’s growth and profitability has been being constrained for a few years now by its available capital (especially in its statutory insurance subsidiaries) because writing new insurance business is a drain on statutory surplus of life insurance companies. The Company’s insurance subsidiaries have developed marketing niches to expand production of life insurance policies and annuity contracts both domestically and internationally. The Company also has potential for acquisition of life insurance companies and expansion of its mortgage loan activities that it cannot currently pursue due to these capital constraints. In addition, since 2015, the Company’s insurance subsidiaries have had to terminate writing annuity contracts during each year in order to preserve their statutory capital and surplus and to not further decrease their authorized control level risk-based capital. In the meantime, the Company has had opportunities to explore on a substantive basis external capital infusions. In each instance, the capital infusion opportunity was not pursued because the Company would be required to issue a large number of common shares to the entity providing the capital infusion resulting in that entity essentially acquiring control of the Company. In each of these situations, management was not satisfied that the goals of the entity discussing the capital infusion were in accordance with the longer term goals of the Company’s shareholders to maximize the value of their shares and facilitate the trading of the Common Stock on an organized securities market. With the most profitable year the Company had in 2018, the additional opportunities to expand across the U.S. and the potential of the international marketplace, management indicated that now is the time to consider changes necessary in order for the Company to seek to attract additional capital while protecting current shareholders with a dual class voting structure.

At the March 26, 2019 meeting, the Special Committee discussed several aspects of the Recapitalization and Reclassification Proposal, including the creation of a dual class share structure with Class A Common Stock and Class B Common Stock. Shares of Existing Stock would be converted into Class A Common Stock or shares of Class B Common Stock could be acquired, at the election of the shareholder, by exchange for shares of Existing Stock on a one-for-one basis. Holders of Class B Common Stock would vote as a single class for the election of a majority of the Company’s Board and would have other specified rights and privileges as discussed under Proposal 2(A). The Special Committee also determined to retain counsel.

After the conclusion of the meeting the Chairman of the Special Committee and Mr. Zahn contacted an attorney about his willingness to represent the Special Committee. The engagement was provisionally accepted subject to the entire Special Committee’s approval.

On March 27, 2019, the Special Committee’s provisional counsel conferred with counsel to the Company and arranged to obtain a copy of the Special Committee’s Charter and a draft proxy statement with a partially completed description of the Recapitalization and Reclassification Proposal. Between March 27, 2019 and April 5, 2019, the Special Committee Charter was reviewed and revisions were made to it at the request of the Special Committee’s counsel. Included in the revised charter was the concept of “Alternate Structures,” which could be introduced by the Special Committee, a provision that the Board would not recommend the Recapitalization and Reclassification Proposal without the prior favorable recommendation of the Special Committee and provisions regarding compensation and indemnification of the Special Committee.

The Special Committee met again April 3, 2019, with its provisional counsel who was retained by the Special Committee as the first order of business. All of the Special Committee members were present and the meeting was conducted pursuant to notice with an agenda. Counsel led a discussion of the responsibilities of special committees, the provisions of the Special Committee Charter as it stood at the time, the details of the Recapitalization and Reclassification Proposal, the use of dual class share structures, alternate structures that might be considered and the legal standard for special committees. The engagement of a financial advisor was on the agenda but was tabled. The Special Committee approved the changes to the Special Committee Charter and, in general but not in detail, the use of a dual share structure as the framework for the recapitalization.

Pursuant to the Special Committee’s direction, its counsel contacted counsel to the Company on April 15, 2019 to discuss some of the Special Committee’s preliminary suggestions relating to the Recapitalization and Reclassification Proposal:

(a)	there should be at least one or two independent Class A directors on all Committees (except the Nominating Committee);

(b)	at least a majority of Class A directors should be required to approve:

(i)	conflicted transactions with Class B shareholders;
(ii)	compensation and employment agreements with the Company’s principal officers;
(iii)	the issuance of securities with features materially superior to Class A common stock;
(iv)	any change of control proposals and board recommendations related thereto; and
(v)	that there should be restrictions on the transferability of Class B Common Shares.

Finally, the Special Committee suggested it would prefer to “neutralize” Mr. Zahn’s votes by requiring him to commit to vote his shares of Existing Stock for the Recapitalization and Reclassification Proposal proportionately in accordance with the majority of votes cast by the other shareholders, which Mr. Zahn agreed to do.

These matters continued to be discussed by the Special Committee at a meeting among all members held on April 16, 2019. On April 22, 2019, the Special Committee met to interview representatives of a financial advisor. At the conclusion of the interview the Special Committee voted unanimously to hire ValueScope, Inc. as its financial advisor (the “Financial Advisor”). ValueScope is not affiliated with the Company or any of its officers of directors.

Counsel to the Special Committee contacted counsel to the Company on April 18, 2019 to report on the Special Committee meeting held on April 16, 2019 and to discuss the Special Committee’s belief that a 25-year possible duration of the Class B structure (the “Sunset”) was longer than dual class structures of some other comparable companies and that the contemplated capital raising and business expansion that was envisioned by Mr. Zahn after completion of the Recapitalization and Reclassification Proposal could be accomplished by the Company in a lesser time frame.

Counsel to the Company reported to counsel to the Special Committee that Mr. Zahn agreed with the request that a majority of Class A directors would be required to approve any conflicted transactions with Mr. Zahn as a Class B Shareholder, but that management compensation matters should be left to a committee appointed by the full Board of whom all such committee members would be be independent. In addition, issuance of securities with features materially superior to those of the Class A Common Stock would be via the existing preferred stock of the Company. Further, directors actions on possible changes of control should be made by the Board as a whole rather than providing a veto power by the Class A directors. In addition, Class A shareholders and Class B shareholders voting as separate classes would nonetheless be required for approval in most change of control situations as well as regulatory approval by the Oklahoma Department of Insurance, because the Company is an insurance holding company under the Oklahoma insurance statute. Finally, the New Charter would include restrictions on transferability such that the Company would have a right of first refusal on the transfer of Class B shares.

The Special Committee, on advice of counsel and informed by informal research the members had individually performed, concluded unanimously that the Special Committee should retain the services of a financial advisor. The Special Committee members concluded that the Special Committee needed to receive financial advice including a fairness opinion primarily because the value issues inherent in a change of control, the weight to be given to the payment of a cash and stock dividend in connection with the Recapitalization and Reclassification Proposal and the value issues associated with the 85% limitations imposed on the Class B Common Stock summarized above. The Special Committee requested that its counsel identify potential financial advisory candidates.

On April 23, 2019, counsel for the Special Committee confirmed with counsel for the Company to request (i) a date for the Special Committee to interview Mr. Zahn, (ii) the payment of a retainer to the Financial Advisor and (iii) a resolution to the governance issues raised on April 15, 2019, including the proposed 25-year Sunset that the Special Committee had suggested should be seven years to Sunset with a one-time three year rollover if approved by the independent directors.

In another call later that day two interview dates were suggested by the Company’s counsel for Mr. Zahn but counsel to the Special Committee was informed that a change of the 25-year Sunset was not acceptable to Mr. Zahn. The dialog on behalf of the parties was detailed.

The Special Committee met on April 26, 2019 to discuss an update of the Recapitalization and Reclassification Proposal.

All directors were invited to attend a meeting of the Special Committee on April 29, 2019, under the auspices of the Special Committee Charter that calls for periodic reports to the Board.

The Chairman of the Special Committee opened the April 29, 2019, noting the responsibility that the Special Committee members have assumed and their commitment to make an informed assessment of the Recapitalization and Reclassification Proposal. He noted the many hours of reading and studying which had been performed by the Special Committee members. Mr. Zahn again explained the Company’s goal for raising capital, selling more annuities, establishing an investment banking relationship at some time in the future to assist the Company in raising equity capital and listing the Company’s shares on an established public trading market. He indicated his optimism about the Company’s prospects after implementation of the Recapitalization and Reclassification Proposal and discussed with the Board composition of the post-reclassification Board.

Regarding the source of the 85% limitation used in connection with dividends, conversions and liquidation associated with the Class B Common Stock, Mr. Zahn indicated that the number was not tied to any benchmark or comparable transaction while not unduly lessen economic benefits to Class B Common Stock ownership.

The 25-year Sunset for the dual classes was discussed. On this point the Special Committee as a whole was in favor of a shorter Sunset. Mr. Zahn indicated that he planned to work for the Company for his entire career. Counsel for the Special Committee mentioned the Council of Institutional Investors 2018 snapshot of dual class structures. Members of the Special Committee noted that this study appeared to support a seven to 11-year Sunset.

Next, members of the Board other than the Special Committee discussed the need for a Financial Advisor and the resulting expense for the Company, acknowledging that the decision was the Special Committee’s exclusively. The Chairman of the Special Committee explained the deliberative process the Special Committee used in deciding whether to engage a Financial Advisor. The Chairman explained that the Special Committee was advised by counsel and was directed to articles written on the subject by outside parties to provide perspective. Counsel for the Special Committee described the report the Financial Advisor would generate and the importance of fulfilling the duties to the shareholders, especially in light of the conflict of interest in the Recapitalization and Reclassification Proposal.

After the need for a Financial Advisor was discussed and the Special Committee members had each individually addressed the meeting on the importance of employing a Financial Advisor, the Board members were satisfied that a Financial Advisor should be retained. At the conclusion of the discussion the directors present, including Mr. Zahn, encouraged the Special Committee to proceed to retain a financial advisor and the Special Committee Chairman was instructed to submit the invoice for the Financial Advisor to the Company’s Chief Financial Officer.

On May 7, 2019, counsel for the Special Committee and counsel for the Company discussed a number of pending issues and the status of document preparation. With respect to a draft proxy statement which had been circulated the day before, counsel for the Special Committee acknowledged a change in the Sunset provisions that would cause the automatic conversion of the Class B Common Stock into Class A Common Stock upon Mr. Zahn’s ceasing to own 100,000 shares of Class B Common Stock. Counsel for the Special Committee noted that the 25-year Sunset provision was still in the deal and that after discussions among its members, the Special Committee would favor a 10-year Sunset with a five–year rollover tied to economic performance.

Counsel for the Special Committee also favorably noted the addition of a term that would restrict transfers of Class B Common Stock, except upon conversion of the shares, without allowing the Company a right of first refusal. He also requested clarification of subsection (iv) of the Sunset provisions that provide for a Sunset (automatic conversion of Class B Common Stock to Class A Common Stock) upon a

●	judicial determination of fraudulent behavior by Mr. Zahn in a final non-appealable order,
●	he legal disqualification from serving as an officer or director and/or,
●	conduct harmful to the Company.

On May 9, 2019, the Special Committee met to discuss the draft proxy statement and a draft recommendation.

As part of its due diligence, the Special Committee met again on May 21, 2019, to interview William S. Lay, the Chief Investment Officer of the Company and a member of its Board. Mr. Lay said that he felt that the Recapitalization and Reclassification Proposal was sound and would address the issues that had been limiting the Company’s growth.

Counsel for the Special Committee spoke with the Company’s counsel later the same day. The Sunset issue was discussed once again but not resolved. This provision was thereafter agreed upon such that the Class B Common Stock would automatically be converted into Class A Common Stock ten years after issuance of the Class B Common Stock provided that such time period would be extended by five years in the event (i) the Company achieves net income, as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), of at least $10,000,000 during at least three of any fiscal years of the Company ending before ten years after issuance of the Class B Common Stock, and (ii) total assets of the Company, as determined in accordance with GAAP, are at least $1,500,000,000 as of any fiscal year end of the Company ending within any of the ten fiscal years after issuance of the Class B Common Stock.

There was also a discussion of change-of-control provisions in existing employment agreements that would have to be waived. All such applicable provisions were subsequently waived irrevocably by each of Gregg Zahn and Jeff Wood.

Mr. Zahn, the Chairman, Chief Executive Officer and President of the Company, met with the Special Committee on May 28, 2019, as part of the Special Committee’s due diligence process. The Company’s counsel also participated in the call. Mr. Zahn again reviewed some of the reasons he supports the Recapitalization and Reclassification Proposal emphasizing that because of growth in assets and earnings the Company may become the target of an unsolicited takeover attempt that would not be in the best long-term interests of its shareholders. He indicated his believe that the dual share structure contemplated by the Recapitalization and Reclassification Proposal would reduce any such threat and cause a suitor to negotiate with the Company rather than launching a hostile takeover attempt. Mr. Zahn also agreed that he would convert 100,000 of his Existing Stock into shares of Class B Common Stock under the Recapitalization and Reclassification Proposal. The participants in the call agreed that a 10-year Sunset with a 5-year renewal based on asset size or earnings would be a reasonable resolution of the 25-year Sunset issue as summarized above. The Special Committee also inquired about the need to increase the number of authorized preferred shares of the Company. The Special Committee suggested that the preferred shares were not an essential part of the Recapitalization and Reclassification Proposal and increasing authorized preferred stock could confuse the shareholders of the Company. Mr. Zahn agreed with the concern of the Special Committee and the initial proposal to increase the Company’s authorized preferred stock was stricken from the Recapitalization and Reclassification Proposal.

Also, a separate meeting of the Special Committee and the Financial Advisor was held on May 29, 2019. The Financial Advisor had provided a draft on May 24, 2019 of the Fairness Opinion to the Special Committee. The Financial Advisor explained the methodology it had followed in preparing the opinion and the conclusion it had reached which was that the Recapitalization and Reclassification Proposal was fair to the shareholders of the Company from a financial point of view. The fairness opinion is included in this this proxy statement as Exhibit B.

At a meeting on June 6, 2019, the Special Committee discussed the progress of the preparation of the proxy statement and the Sunset provisions applicable to the conversion of Class B Common Stock. At a meeting on June 20, 2019, the Special Committee approved its recommendations regarding the Recapitalization and Reclassification Proposal.

Fairness Opinion of the Special Committee’s Financial Advisor

The following is a summary of certain data and financial projections obtained by ValueScope, Inc. (“ValueScope”) from the Company, valuation methodologies employed by ValueScope and the conclusion of ValueScope in connection with its opinion.

Pursuant to an engagement letter as of April 23, 2019, the Special Committee retained ValueScope to advise the Special Committee as to the fairness of the recapitalization and reclassification of the Company and the transactions contemplated thereby (“Recapitalization”) through, among other things, the creation of two new classes of common stock designated as Class A Common Stock and Class B Common Stock, as outlined in this proxy statement. The analysis was based on the available financial information as of March 31, 2019 (the “Valuation Date”).

At a meeting of the Special Committee on May 29, 2019, ValueScope delivered its opinion in draft form, which was confirmed in final form on June 27, 2019. Based upon and subject to the various assumptions, methodologies, limitations and considerations, ValueScope’s estimate of the post-transaction fair market value of the Company, on a minority, marketable interest basis, is $12.27 per share, which is above the pre-transaction fair market value of $10.94, indicating that the Recapitalization is fair to the shareholders of the Company from a financial point of view.

The full text of the Fairness Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Exhibit B to this proxy statement and is incorporated herein by this reference. The Company’s shareholders are urged to read the opinion in its entirety. ValueScope has not assumed any responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. The opinion does not address the underlying business decision to effect the Recapitalization or the relative merits of the Recapitalization compared to other alternate business strategies that might be available to the Company. ValueScope’s opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the matter.

The opinion of ValueScope is based on publicly available business and financial information relating to the Company. ValueScope also reviewed internal financial and operating data related to the Company, including financial forecasts prepared by the management of the Company (“Management”).

The opinion is based on financial analysis prepared in accordance with generally accepted accounting standards. These procedures included substantive valuation tests that were considered necessary and appropriate under the circumstances.

ValueScope’s analysis included, but was not necessarily limited to, the following procedures:

●	A review of the proxy statement, including “Proposal Two: Approval of the Recapitalization and Reclassification Proposal.”
●	A review of the Company’s publicly available financial statements for the fiscal years ended December 31, 2013, through December 31, 2018, and the three month period ended March 31, 2019.
●	A review of financial estimates under various scenarios for the Company completed by management in early 2018.
●	A review of information relating to the Company’s industry and similar companies.
●	Discussions with Management regarding the Company’s industry with respect to comparable companies and transactions.
●	A review of pricing data of comparable companies and industry transactions existing as of the Valuation Date.

ValueScope has not independently verified any of the foregoing information and has relied upon its completeness and accuracy in all material respects. With respect to the financial forecasts, ValueScope has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates of Management as to the expected financial performance of the Company. ValueScope has not made an independent evaluation or appraisal of the assets of the Company.

ValueScope is not acting as the financial advisor to the Company, its Board or its shareholders in connection with the Recapitalization. It is the opinion of ValueScope is for the use of the Special Committee and may not be quoted, referred to, in whole or in part, in public documents filed by the Company with the Securities and Exchange Commission or any other state or federal agency. However, ValueScope has given its consent to the use of the Fairness Opinion in the proxy statement. The opinion may not be used with any other document in connection with the Recapitalization, without the prior consent of ValueScope.

Financial Analysis of the Company

Historical Financial Review of the Company

The following is a summary of certain data and financial projections obtained by ValueScope from the Company, valuation methodologies employed by ValueScope and the conclusion by ValueScope in connection with its opinion.

ValueScope reviewed the Company’s financial statements for the years ended December 31, 2013 through December 31, 2018 and the trailing twelve months (“TTM”) ended March 31, 2019 (collectively, the “Review Period”).

Historical Income Statements

Revenue grew each year throughout the Review Period, $16.1 million in 2013 to $41.7 in TTM 2019. This represents a compound annual growth rate (“CAGR”) of 16.4%. The two primary components of the Company’s revenue are premium and annuity revenue and interest and dividend income, which comprised an average of 47.4% and 49.0% of revenue, respectively. Premiums and annuity revenue increased from $7.9 million in 2013 to $19.9 million in TTM 2019, a CAGR of 15.8%. Interest and dividend income increased from $7.0 million in 2013 to $20.5 million in TTM 2019, a CAGR of 18.7%. The following chart presents the Company’s revenue over the Review Period.

The Company’s operating expenses consist of policy benefits and claims, policy acquisition and underwriting costs, and other operating expenses. Total operating expenses increased from $14.9 million in 2013 to $34.5 million in TTM 2019. As a percentage of revenue, however, operating expenses declined from 92.5% in 2013 to 82.7% in TTM 2019.

Both income before taxes and its corresponding margin increased over the Review Period. Income before taxes increased from $1.2 million in 2013 to $7.2 million in TTM 2019. The income before tax margin ranged from a low of 7.2% in 2017 to a high of 17.3% in TTM 2019.

Historical Balance Sheets

As of the Valuation Date, the Company reported $523.7 million in total assets, $479.1 million in total liabilities, and $44.6 million in total equity. The Company’s assets consisted primarily of investments, specifically in debt securities and mortgage loans. Total investments grew from $128.3 million, 70.0% of total assets, as of December 31, 2013 to $288.9 million, 55.2% of total assets, as of March 31, 2019. Total assets grew from $183.2 million as of December 31, 2013 to $523.7 million as of March 31, 2019. The Company reported $69.3 million of cash and cash equivalents on the balance sheet as of the Valuation Date. Liabilities consist primarily of insurance and annuity liabilities, which grew from $147.2 million, 80.4% of total assets, as of December 31, 2013 to $449.4 million, 85.8% of total assets, as of March 31, 2019. Total equity grew from $30.6 million, 16.7% of total assets, as of December 31, 2013 to $44.6 million, 8.5% of total assets, as of the Valuation Date.

Valuation Methodology

ValueScope explained that there are three conceptually distinct methodologies that can be applied to determine the fair market value of a business or asset: (a) the income approach, (b) the market approach, and (c) the cost approach. Each of these generally accepted valuation methodologies are considered in the appraisal process and are more or less relevant given the nature of the business and the observable data used to apply the method.

The income and market approaches were utilized to arrive at a conclusion of value for the Company’s equity. The income approach directly measures the value of a company by estimating the expected cash flows derived from the business. The market approach provides an indication of value of the Company’s shares by observing the market value of guideline companies based on various pricing measures or transactions. The cost approach was considered, but not utilized, since ValueScope valued the Company on a going concern basis with consideration of the contribution to value by all the operating assets (tangible and intangible) of the business.

To determine the fairness of the transaction to the shareholders, ValueScope first valued the Company as it currently exists (Pre-Transaction) and then valued it under the assumption that the transaction was completed (Post-Transaction). In the Pre-Transaction Valuation, ValueScope assumed that the Company would continue to operate without any additional capital being invested in the Company. In the Post-Transaction Valuation, ValueScope assumed that $50 million of additional Class A Common Stock equity is raised and is employed by the Company. The following paragraphs describe the results of ValueScope’s analyses.

Pre-Recapitalization Valuation

Income Approach—Discounted Cash Flow Model

ValueScope utilized the discounted cash flow method in its valuation of the Company prior to the assumed closing of the transaction. The key input assumptions used to develop estimates of value for the Company are discussed below.

The discounted cash flow method is based on the premise that the value of the business enterprise is equal to the present value of the future economic income to be derived by the owners of the business. The discounted cash flow method requires the following analyses: cost of capital analysis, residual value analysis and operating forecast analysis.

The cost of equity capital analysis requires consideration of the following aspects of the Company’s operations: current capital structure, optimal capital structure, cost of various capital components, systematic and nonsystematic risk factors, and the marginal cost of capital.

The residual value analysis requires the determination of the value of the prospective cash flow generated by the business after the conclusion of a discrete forecast period. Residual value refers to the value of a company’s expected cash flow beyond the discrete, or explicit, forecast period. For example, in the discounted cash flow model, ValueScope employed a discrete forecast period of approximately six years. Because the Company is not expected to cease operations in six years, it was necessary to estimate the residual value existing at the end of year six. This residual value can be determined by various methods including the development of a price to earnings multiple, a price to book value multiple, or an annuity in perpetuity approach. In the development of a cash flow model for the Company, ValueScope elected to use an annuity in perpetuity approach.

The operating forecast analysis includes revenue analysis, expense analysis, and consideration of all other factors affecting the forecast of cash flow.

For an insurance company, total cash flow can be defined as follows:

Net Income

+ Non-cash Expenses

+ Increase (Decrease) in Annuity Deposits and Other Liabilities

+ Decrease (Increase) in Non-Earning Financial Assets

+ Loss (or minus gain) on Sale of Assets

- Investment in Fixed Assets

- Cash Reinvested in Earning Assets

The above equation can be restated as follows:

Available Cash Flow = Net Income - Required Additions to Equity Capital

Based on the results of the analyses discussed above, a forecast of net cash flow from business operations is made for a reasonable discrete forecast period. The cash flow forecast is discounted at an appropriate discount rate, also referred to as the cost of capital, to determine the present value. The present value of the discrete net cash flow forecast is summed with the present value of the residual value. This summation represents the value of the business enterprise, per the discounted cash flow method.

Residual Value

The Company’s residual value at the end of the approximate six-year discrete forecast period was calculated using the formula for a growing, perpetual annuity. The formula is as follows:

St = Dt + 1

k-g

St is the present value of all future income streams as of the end of year six, Dt+1 is the income stream in the first year after the six-year discrete forecast period, k is the cost of capital, and g is the growth rate of the income stream.

The income stream is derived in the cash flow model with the underlying assumptions discussed below. The growth rate in the first year after the six-year discrete forecast period is equal to the assumed inflation of 2.25% per year.

Operating Forecast

In the development of forecasts for the Company, ValueScope held discussions with Management and reviewed the following: historical operating results, trends in fundamental operating characteristics, local and national economic influences, and market factors. The Company’s primary sources of revenue are in the form of premiums received from life insurance policies issued and interest and other income received on mortgage loans, various investment securities and other investments. ValueScope based the Company’s growth in premium income on historical results as well as Managements’ expectations. To project investment income, ValueScope estimated growth in investable assets generated from the issuance of annuities and insurance policies

Tax Rate

Throughout the forecast period and in the terminal year, income taxes were estimated at 21% of income.

Cost of Equity

In determining the value of the Company utilizing the discounted cash flow model, ValueScope derived a cost of equity capital using a capital asset pricing model (“CAPM”). A firm’s cost of equity capital, Ke, is the expected, or required, rate of return on the firm’s common stock. The components of the CAPM used to determine Ke are as follows:

●	The return on market, Rm represents the expected return on the market portfolio.

●	The risk-free rate of return, Rf, defined as the 20-year U.S. Treasury bond rate as of the Valuation Date.
●	The market risk premium, designated as [Rm - Rf] in the CAPM equation.
●	The security’s beta coefficient, , used as an index of the security’s systematic risk.

The required rate of return on the security is calculated as follows:

Ke          =          Rf +β [Rm - Rf]

Risk-Free Rate

In determining a risk-free rate, ValueScope utilized the 20-year U.S. Treasury bond rate, which ValueScope explained reflects a minimal level of risk. The risk premium is designated as [Rm - Rf] in the CAPM equation, with Rm representing the expected return on the market portfolio.

Equity Risk Premium

ValueScope determined that the applicable market risk premium is 6.14%, which is based on the long-term supply side equity risk premium in the 2019 Cost of Capital Navigator by Duff & Phelps. The market risk premium represents the average annualized total return on equity investments, defined as the S&P 500, in excess of the average annualized bond yield (income) return on long-term government bonds.

Beta Coefficient

Systematic risk, ValueScope explained, is associated with economic factors that threaten all businesses. Beta is determined by studying the correlation between the return of a security and the return of the market. A security with a beta of 1.0 tends to move up or down in direct correlation with the market. Securities with a beta greater than 1.0 tend to rise and fall by a greater percentage than the market. A beta of less than 1.0 suggests the security is less sensitive to changes in the market.

ValueScope calculated a levered beta based on information from the selected publicly traded comparable companies as of the Valuation Date. The Company’s levered beta was equal to the median levered beta of the guideline companies. ValueScope did not unlever and relever the betas given that financial services firms tend to have similar financial leverage due to financial regulations.

Small Stock Premium

ValueScope explained that an increased risk premium is appropriate when a company has a small capitalization compared to the companies in the public market. Market evidence shows that smaller companies, on average, earn rates of return in excess of returns predicted by CAPM. A common practice is to incorporate this evidence by adding a small stock premium to the cost of capital formula when valuing companies that are comparatively small. ValueScope determined a “size premium” using the methodology developed by Ibbotson Associates. In the early 1970s, Roger G. Ibbotson, Ph.D., researched and assembled the annual returns for several asset classes dating back to 1926. This research allowed for the analysis of risk and return characteristics of different asset classes. ValueScope determined a “size premium” using the methodology detailed in the Duff & Phelps 2019 Cost of Capital Navigator.

Based on its review of company-specific factors, ValueScope applied a small stock premium of 8.25% to the Company. ValueScope calculated a re-levered beta based on information from selected publicly traded comparable companies and the Company’s debt-to-capital ratio as of the Valuation Date. The comparable companies were selected based on ValueScope’s own research. Given the new lines of business that the Company was currently in the process of entering, ValueScope also added a 1% unsystematic risk premium to account for any uncertainty in the projections.

Cost of Equity Calculation

Based on the estimates of the parameters in the CAPM equation, the cost of equity for the Company was determined as:  2.63% + (0.94 * 6.14%) + 8.25% + 1.00% = 17.6% (rounded)

Conclusion-Income Approach Analysis

Based on the forecast and methodologies presented in the foregoing analysis, ValueScope opined that the value of the Company’s equity, using the discounted cash flow method, is approximately $90.5 million, as of the Valuation Date.

Market Approach---Guideline Public Company Method

The market approach analysis included an examination of guideline companies and pricing measures and industry transactions observable in the public and private markets.

ValueScope determined a conclusion of value based on a review of the pricing multiples of guideline companies. Based on discussions with management and ValueScope’s own due diligence, ValueScope identified eight publicly traded guideline companies. It calculated and reviewed pricing multiples for each comparable company and as a group. Based on its analysis, ValueScope reviewed the mean, median, and 25th percentile of the equity value (P) to revenues (S) multiples, the P to net income (E) multiples, the P to book value of equity (BVE) multiples, the P to Policy Liabilities multiples and the P to Total Assets multiples to derive a range of value.

The application of the median multiples to the Company’s financial results for the TTM ended March 31, 2019 resulted in a range of equity value indications of between $36.7 million and $90.8 million. Taking the average of all the multiples, except for the P to BE multiple, resulted in an estimated value for the equity of the Company of $80.2 million.

Market Approach---Merger & Acquisition Method

The transaction search was based upon proprietary research of acquired companies within the life insurance industry. After a review of numerous transactions, ValueScope was only able to identify three transactions from the Capital IQ database (two with relevant financial information). The valuation multiples from the two transactions implied a value for the Company of anywhere from $40 million to $170 million. As a result ValueScope was unable to conclude an equity value for the Company under the merger and acquisition method.

Conclusion of Value

ValueScope utilized the income approach and the guideline company method under the market approach to derive conclusions of the value for the Company on a marketable minority interest basis. The conclusion of equity value was $90.5 million from the DCF model. For the Market Approach, the Guideline Public Company Method indicates a value of $80.2 million.

Summary Valuation Table

The following table summarizes the valuations determined by ValueScope under the methodologies described above.

Summary – First Trinity Pre-Transaction Equity Value
Valuation Method	Indicated Value	Weight
Income Approach
Discounted Cash Flow Method	$90,516,237	50%
Market Approach
Guideline Public Company Method	$80,213,302	50%

Concluded Equity Value – Minority, Marketable (Rounded)	$85,365,000
Shares Outstanding	7,802,593
Concluded Value Per Share	$10.94

Post-transaction valuation

Introduction

In order to determine a value for the Company’s shares in the post-transaction scenario, ValueScope relied upon the discounted cash flow method under the income approach. it utilized the same inputs as in the pre-transaction valuation model with the following adjustments to the initial assumptions:

●     $50 million worth of new Class A Common Stock shares are assumed to be purchased as of the Valuation Date at a price equal to the share price calculated under the prior scenario ($9.95 or $10.94 adjusted for the 10% stock dividend) ($9.95 or $10.94/1.1 adjusted for the 10% stock dividend).

●      Final expense premiums (first year and renewals) are projected to grow at a higher rate based on Management’s assumptions that this line could be expanded into other markets with additional capital.

●     $150 million in annuities are assumed to be issued in 2019, with issuances increasing to $175 million for 2020 through 2024 based on Management’s assessment that $750 million to $1 billion in annuities could be issued over the next five years with the additional cash infusion assumed to occur as of the Valuation Date.

Because ValueScope has assumed an additional equity infusion of $50 million, it was unable to utilize the market approach methods. This hypothetical investment will not affect the historical results of the Company’s operations and will therefore not produce an accurate result under the market approach.

Conclusion of value

Based on these assumptions ValueScope determined a value for the Company of $155.7 million. This value was allocated to the pre-transaction shareholders as follows.

Summary and Conclusion of Value – DCF Method
		Indicated Value
Present Value of Cash Flow		$49,916,636
Plus: Present Value of Residual Value		106,189,846
Less: One-Time Dividend Payment		385,130
Fair Market Value of Equity		155,721,353
Fair Market Value of Equity (Rounded)		155,700,000

Newly Issued Class A Shares		5,052,549
Class A Shares Outstanding		8,472,852
Class B Shares Outstanding		100,000
Class A Equivalent Shares Outstanding		13,610,402

FMV Per Class A Share		$11.44
Plus: Stock Dividend	10.0%	$1.14
Plus: Cash Dividend		$0.05
FMV Per Original Share		$12.63
Less: Non-Voting Discount	2.9%	$0.37
FMV Per Original Share Net of Voting Discount		$12.27

Recommendation of the Board of Directors; Reasons for the Recapitalization and Reclassification Proposal

The Board of Directors of the Company unanimously has determined that the Recapitalization and Reclassification Proposal be adopted, and the Board recommends that shareholders vote “FOR” approval of Proposal Two (both Proposal 2(A) and 2(B)), the Recapitalization and Reclassification Proposal.

Takeovers; Conflicts. In reviewing with the Company's capital structure and share ownership, the Board concluded that the Company's ability to achieve continued growth requires the availability of additional capital for insurance company regulatory purposes and for use in financings, acquisitions, and for other proper corporate purposes. See “Recommendation of the Special Committee” below. The Board also considered management's concern that the issuance of additional amounts of Existing Stock would dilute the voting interests of the Company's present shareholders, including Gregg E. Zahn and other officers and directors, who collectively beneficially owned as of the date of this proxy statement, approximately 9.5% of the Existing Stock. The Board believes that the Company's history of growth, profitability and financial strength is due in a very large part to the leadership provided by Gregg E. Zahn. Accordingly, the Board considered the possibility that the Recapitalization and Reclassification Proposal, by giving Mr. Zahn and other members of management to have a significant voting interest through ownership of Class B Common Stock in the Company would decrease the risk of an unsolicited takeover attempt that may not be in the best long-term interests of shareholders even though it might also limit the possibility of a takeover proposal that unaffiliated shareholders may view as being in their best interests. The Special Committee also considered the benefits of the Recapitalization and Reclassification Proposal to Mr. Zahn and other management shareholders as well as the potential conflict of interest they might otherwise face as a result of future needs for additional capital and the dilutive effect any additional issuances of Common Stock would have on their share membership. These and other aspects of the Recapitalization and Reclassification Proposal are more fully described below.

The Board also considered the Cash Dividend and Stock Dividend that would be declared and paid to holders of the Class A Common Stock if the Recapitalization and Reclassification Proposal is approved. The shareholders electing to receive Class B Common Stock will not participate in these dividends. That plus the lesser amounts of consideration or value that Class B Common Stock might be entitled, as compared to Class A Common Stock, in the event of any merger, sale of assets or liquidation of the Company are believed by the Board to alleviate the advantage of holders of Class B Common Stock to elect a majority of Board Members. The Board further considered that the ability of Class B Common Stock to nominate and elect Board members does not relieve those Board members from their future fiduciary duties owed to all shareholders.

The Board has no present intention to declare any further dividends on the Company’s Common Stock. The respective amounts of future dividends, if any, to be declared on Common Stock will depend on circumstances existing at the time, including the Company's financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors. In addition, the Company is not aware of any interest by any person or group in acquiring any significant amount of Common Stock.

In determining whether to approve the Recapitalization and Reclassification Proposal and recommend adoption of the Recapitalization and Reclassification Proposal to the Company’s shareholders, the Board, in the exercise of its fiduciary obligations to the Company’s shareholders, considered the potential advantages, disadvantages and effects of the Recapitalization and Reclassification Proposal, which are described below. The Board gave particular consideration to (i) the unanimous recommendation of the Special Committee to approve the Recapitalization and Reclassification Proposal for the reasons set forth in detail blow under “Recommendation of the Special Committee;” (ii) the potential conflicts of interest of Mr. Zahn and other officers and directors between their desire not to suffer dilution or uncertainty as a result of the possible issuance of additional voting Common Stock by the Company, and their fiduciary obligations as executive officers and directors of the Company and (iii) possible adverse consequence of the acquisition of significant voting power or control by third parties whose motivations and capabilities may not be known by the Company. Also, the Board considered that adoption of the Recapitalization and Reclassification Proposal would be conditioned on approval by a majority of shareholders unaffiliated with the Company with Mr. Zahn required to vote in accordance with the majority of unaffiliated shareholders.

Financing Flexibility. The Board believes that implementation of the Recapitalization and Reclassification Proposal should provide the Company with increased flexibility in the future to issue Common Stock in connection with raising equity capital, making acquisitions or issuing securities convertible into or exercisable for Common Stock as a means to finance future growth without jeopardizing the operational control of the Company's existing management, particularly Mr. Zahn. Accordingly, the Board believes that the Recapitalization and Reclassification Proposal will help mitigate any reluctance Mr. Zahn or other management shareholders might otherwise have to support the issuance of significant additional shares of Common Stock because of the voting dilution and control by others such issuance would otherwise entail.

The Company from time to time considers various acquisition and financing possibilities. In the event the Company determines at any time to proceed with any such acquisition or financing, it will only issue Class A Common Stock or securities convertible into Class A Common Stock rather than Class B Common Stock.

Shareholder Flexibility. In connection with the implementation of the Recapitalization and Reclassification Proposal, holders of Existing Stock will be able to choose to participate in the future ability of the Class B Common Stock to elect a majority of the Company’s Board, or acquire shares of Class A Common Stock which will have more favorable economic advantages in terms of dividends, mergers, sales of assets and liquidation than holding Class B Common Stock.

Continuity. The Board believes that the Company's history of growth, profitability and financial strength over a period of years is due in very large part to the continuous, stable leadership provided by Gregg E. Zahn. Implementation of the Recapitalization and Reclassification Proposal should reduce the risk of disruption in the continuity of the Company's management that could otherwise result from an unsolicited tender offer or proxy contest for the removal of directors, and should also reduce the risk that the Company could in the future be compelled to consider a potential acquisition of the Company, which acquisition might not be in the best interests of the shareholders or under circumstances influenced by market anomalies. The Board believes such independence and freedom from the control of a single or small group of investors, who may be seeking short term or personal objectives, to be important to the long-term growth prospects of the Company.

Key Employees. The Board believes that implementation of the Recapitalization or Reclassification Proposal should allow all Company employees to continue to concentrate on their responsibilities without undue concern that the future of the Company could be affected by possible unsolicited takeovers or other coercive efforts. In addition, the Amendments will provide the Company with increased flexibility through increased authorized Class A Common Stock in structuring compensation in the future so that key employees may participate in the growth of the Company. While the Company has not experienced difficulty in attracting or retaining qualified personnel to date, the Board believes that, by reducing the risk of unsolicited takeovers and related future uncertainty and by increasing the Company's flexibility in structuring employee compensation with shares of Class A Common Stock, the Recapitalization and Reclassification Proposal should enhance the future ability of the Company to attract and retain highly qualified key employees.

Business Relationships. The Board believes that implementation of the Recapitalization and Reclassification Proposal should enhance existing and potential business relationships of the Company with parties that may in the future become concerned about a change in control of the Company given its current widely dispersed ownership. The Board further believes that while the Company has not experienced difficulty in its business relationships to date, the Company may be better able to attract business partners willing to make long-term plans and commitments if it is perceived to be less vulnerable to a takeover or to disruption because of uncertainty concerning its ownership and control.

Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal

While the Board has determined that implementation of the Recapitalization and Reclassification Proposal is in the best interests of the Company and its shareholders, it recognizes that such implementation may result in certain disadvantages, including the following:

Anti-Takeover Effect. As of the date of this proxy statement, the current management and the Board holds 9.5% of the Existing Stock, hence there are no large cohesive blocks to protect the Company’s widely dispersed shareholders from an unwanted and perhaps highly unfavorable takeover or accumulation of Existing Stock by third parties for other purposes. Regardless of whether the Recapitalization and Reclassification Proposal is implemented, all existing shareholders will be able to maintain their current ability to keep or dispose of their shares in the Company. Implementation of the Recapitalization and Reclassification Proposal will, however, allow Mr. Zahn and any other Class B shareholders to exercise the voting power of Class B Common Stock to elect a majority of the Board.

The Company is not aware of any present interest by any person or group in obtaining control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or in replacing the current Board or management.

Increased Availability of Number of Authorized Shares. As of June 1, 2019, there were 20,000,000 shares of Existing Stock authorized, of which 7,802,593 shares were outstanding. There were also 550,000 shares of Preferred Stock authorized, none of which were outstanding. If the Recapitalization and Reclassification Proposal is approved by shareholders, its implementation will result in our authorized Common Stock of 50,000,000 shares being divided into 40,000,000 shares of Class A Common Stock. The Company also has 550,000 shares of preferred stock authorized for possible future use. The remaining authorized shares of Class A Common Stock will be available for future issuance without any requirement of further shareholder approval. These shares will have the attributes described immediately above. As noted above, the number of shares of Class A Common Stock authorized under the Amendments is intended to enable the Company to reserve for issuance upon conversion of the Class B Common Stock under certain specified circumstances the requisite number of shares of Class A Common Stock. The Company presently intends, if it consummates any acquisition or financing arrangement, to issue shares of Class A Common Stock.

Shareholders have no preemptive rights to purchase any stock of the Company and may not cumulate votes in the election of directors. The additional Class A Common Stock might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of the Class A Common Stock.

While the Recapitalization and Reclassification Proposal is not being proposed for this reason, existence of the Class B Common Stock and the availability of additional Class A Common Stock could enhance the Board’s bargaining capability on behalf of the Company's shareholders in a takeover situation, to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management.

Investment by Institutions. Implementation of the Recapitalization and Reclassification Proposal may affect the decision of certain institutional investors that would otherwise consider investing in the Company’s Common Stock. The holding of limited voting common stock may not be permitted by the investment policies or charter provisions of certain institutional investors or may be less attractive to managers of certain institutional investors.

Listing Impediments. Stock exchanges and other stock trading platforms may have, or may adopt, restrictions on the listing of shares of companies with dual class voting structures such as that being proposed under the Recapitalization and Reclassification Proposal. The Company’s shares are not presently listed on any securities exchange or recognized national trading platform.

Recommendation of the Special Committee

On June 20, 2019, the Special Committee unanimously determined that the Recapitalization and Reclassification Proposal and the transactions contemplated thereby described in Proposal Two of this proxy statement is fair, just and reasonable to and in the best interests of the Company and its shareholders and recommended to the full Board that it approve the Recapitalization and Reclassification Proposal, cause it to be submitted to the shareholders of the Company for approval and, upon such approval, cause it to be implemented in accordance with its terms.

In reaching its determination, the Special Committee, consisting of Gary L. Sherrer, Bill H. Hill, George E. Peintner and Charles W. Owens, each an original and independent director of the Company since its formation in 2004, considered certain substantive and procedural factors, many of which are described below. At a macro level, the Special Committee, drawing on the members’ individual knowledge, education and experience and the knowledge and experience gained from Board participation since 2004, considered the Company’s results of operations, competitive position and business strategy, on both an historical and prospective basis, as well as current industry and economic conditions. The Special Committee analyzed the corporate organization and capital structure of the Company to determine the extent to which they promote or limit the efforts of management to achieve certain critical goals of the Company including growth in assets and profitability, securing capital, optimizing acquisition opportunities, recruiting and retaining management and key employees, and operating the business with a long-term focus unobstructed by short-term distractions. In the opinion of the Special Committee, any corporate structural changes to meet these goals would have to be substantively sound, in the best interests of the shareholders as a whole and adopted and implemented in a thorough and fair process.

While the list below is not exhaustive, several of the positive factors that support the Special Committee’s determination and recommendation are as follows:

●

The creation of Class B Common Stock under the Recapitalization and Reclassification Proposal should support the recruiting, retention and effectiveness of management, including the Company’s President, Chief Executive Officer and Chairman, promote a long-term orientation in the management of the Company and, in conjunction with the Class A Common Stock created under the Recapitalization and Reclassification Proposal to provide transaction consideration, increase the Company’s access to equity financing and bring more potential acquisitions into play:

●

The right of the holders of Class B Common Stock to appoint a majority of the members of the Board will vest in Gregg E. Zahn, Chairperson, Chief Executive Officer, President and the largest holder of Existing Common Stock, and who is expected will become the largest holder of Class B Common Stock, give Mr. Zahn significant influence over the direction of the business of the Company and provide a base for Mr. Zahn’s creative vision and strong leadership of the kind he has demonstrated since 2004;

●

The right of the holders of Class B Common Stock, voting as a class, to elect a majority of the members of the Board, should mitigate pressure to deliver short-term results at the expense of the long-term objectives and reduce outside influences such as unsolicited hostile takeover attempts and agitation by short-term activist investors who could distract the Board and management team from the Company’s goal to increase shareholder value via long-term growth through increased annuity production and strategic acquisitions of other life insurance companies or blocks of life insurance business;

●

The Recapitalization and Reclassification Proposal, through the dual class share structure, should increase the size and improve the range of potential acquisitions available to the Company due to the availability Class A Common Stock as transaction consideration without diminishing the rights of holders of Class B Common Stock to appoint a majority of the members of the Board;

●

The Recapitalization and Reclassification Proposal also should improve access to financing for the Company and flexibility in the terms of financings as well as flexibility in the terms of acquisitions by insulating the holders of Class B Common Stock from vote dilution in transactions that call for the issuance of Class A Common Stock;

●

The implementation of the Recapitalization and Reclassification Proposal should help to assure the continued leadership, vision and management abilities of Mr. Zahn and should allow Mr. Zahn and the directors the Class B Common Stock selects to react efficiently and effectively to potential acquisitions, respond creatively and opportunistically to financing sources, review, advise, approve and monitor financial and business strategies, assess major risks and review options for their mitigation.

●	The Special Committee has concluded that advantages of the Recapitalization and Reclassification Proposal and its dual class share structure are superior to the status quo of the Company.

●

The Recapitalization and Reclassification Proposal, if approved by the shareholders of the Company, will create a dual class share structure and provide an economic incentive for the automatic conversion of Existing Stock of the Company into a new class of common stock, Class A Common Stock, on a one-for-one basis without further action on the part of the shareholder. Holders of Class A Common Stock will also receive a $0.05 per share Cash Dividend and a 10% Class A Stock Dividend;

●

The Recapitalization and Reclassification Proposal also creates a second class of common stock, designated as the Class B Common Stock, for conversion at the election of the existing shareholders on a one-for-one basis. The Class B Common Stock will vote as a class for (i) the election of a majority of the members of the Board; and (ii) to effect any merger, consolidation, sale of assets, recapitalization or liquidation of the Company (“Liquidity Event”);

●

The dual class share structure set forth in the Recapitalization and Reclassification Proposal will allow the Company to seek increased growth in assets and profitability that would logically flow from the flexibility in structuring future financings, in acquiring other businesses and assets, in recruiting and retaining key employees and in providing continuity of management that is superior to the present structure;

●	The holders of Class A Common Stock will have certain financial advantages over Class B Common Stock as set forth below.

●

The holders of Class B Common Stock are entitled to receive only 85% per share of the amount of any cash or stock dividend paid on shares of Class A Common Stock (other than the Cash Dividend and Stock Dividend paid in connection with the adoption of the Recapitalization and Reclassification Proposal);

●	The holders of Class B Common Stock are entitled to only 85% of the amount and form of consideration received by any holder of Class A Common Stock in any Liquidity Event;

●	Class B Common Stock will be convertible into Class A Common Stock at any time at the ratio of .85 per share of Class A Common Stock for every one share of Class B Common Stock.

●	The Special Committee has found the multiple levels of approval to be one of several positive factors for fair process purposes.

●

To be approved and implemented, among other prerequisites, the Recapitalization and Reclassification Proposal must be (i) recommended by the members of the Special Committee, each of whom is independent under Securities and Exchange Commission and the NASDAQ Marketplace rules, (ii) approved by the independent members of the Board, who are independent by the same standards, and (iii) approved by the shareholders.

●

Mr. Zahn has agreed to vote his shares for or against the Recapitalization and Reclassification Proposal in the same percentages as votes are cast for and against the Recapitalization and Reclassification Proposal by all other shareholders.

●	The holders of Existing Common Stock have the opportunity to choose their investment in the Company.

●

The Recapitalization and Reclassification Proposal offers the holders of Existing Stock of the Company the opportunity (i) to allow their Existing Stock to convert into Class A Common Stock with the exclusive right to elect a minority but with the right receive a Cash Dividend and a Stock Dividend that will be declared by the Board, or (ii) to elect to convert their Existing Stock into shares of Class B Common Stock and thereby gain a say in the management of the Company through the right of the Class B Common Stock, voting as a class, to elect a majority of the Board;

●

The Cash Dividend and Stock Dividend that will be declared and paid by the Company upon the implementation of the Recapitalization and Reclassification Proposal will be beneficial to the holders of Class A Common Stock who have not received a cash dividend over the life of their investments in the Company;

●

The holders of Class B Common Stock, voting as a class, will have the right to elect a majority of directors and the holders of Class A Common Stock will have the right, voting as a class, to elect a minority of directors (i.e., a majority minus one).

●	An increase in authorized shares will add a degree of flexibility in possible financings and acquisitions.

●

As of the date of this proxy statement, there were 20,000,000 shares of existing common stock authorized and 7,802,593 shares outstanding and 550,000 shares of preferred stock authorized and -0- shares outstanding with the total to be increased to 50,000,000 shares of common stock authorized (40,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock);

●	The increase in authorized shares of common stock as a part of a dual class share structure should provide flexibility in obtaining financing and making acquisitions.

●

The Financial Advisor engaged by the Special Committee on the basis of certain unverified assumptions, methodologies, limitations and conditions, concluded that the post-transaction value of the Company, on a, marketable interest basis, exceeded the pre-transaction fair market value of the Company, thereby indicating that the transaction is fair from a financial point of view to the Company’s shareholders.

●

The Special Committee believes that the process for the consideration, approval and implementation of the Recapitalization and Reclassification Proposal has been fair to the shareholders of the Company and has included some of the following factors which the Special Committee considers to be positive:

■	The fact that a majority of the shareholders of the Company must approve the Recapitalization and Reclassification Proposal in order for it to be adopted;

■

The fact that the directors (except Mr. Zahn) have determined to vote their shares in favor of the Recapitalization and Reclassification Proposal and in the case of Mr. Zahn, to vote his shares proportionately with the votes of the shareholders;

■

The financial review conducted with respect to, and the Special Committee’s knowledge of and familiarity with, the Company’s business, management, operations, financial condition, competitive position and prospects;

■

The fact that a majority of the directors elected by the shareholders, without regard to whether they are nominated by the by the holders of Class A Common Stock or the holders of Class B Common Stock, should be “independent” as defined by the Securities and Exchange Commission and the NASDAQ Marketplace rules;

■

The fact that the fiduciary duties of the directors of the Company to the shareholders of the Company, including the duty of care and the duty of loyalty, and without regard to whether a dissatisfied shareholder asserts a claim against a Class A director, a Class B director or both, will continue unabated and will not be modified or otherwise diminished in any respect by the dual class structure or the Recapitalization and Reclassification Proposal;

■	The fact that the committees of the Board (Audit, Compensation, Nomination and Governance) will continue in their present forms without changes to their charters;

■	The fact that a review of the Recapitalization and Reclassification Proposal and Alternate Structures have been conducted by the Special Committee;

■

The fact that the Special Committee consists of four independent directors who are not affiliated with Mr. Zahn, are not employees of the Company and have no interest in the transactions that make up the Recapitalization and Reclassification Proposal other than as shareholders and directors of the Company;

■	The fact that the Special Committee was advised by its own legal and financial advisors;

■

The fact that a financial analysis was presented by the Special Committee’s Financial Advisor, ValueScope, Inc., and the fact that the Financial Advisor delivered favorable opinion as to the fairness of the Recapitalization and Reclassification Proposal from a financial point of view;

■	The review by the Special Committee with its legal and Financial Advisor of the terms of the Recapitalization and Reclassification Proposal;

■	The fact that the Special Committee unanimously approved the Recapitalization and Reclassification Proposal;

■	The fact that the mandate of the Special Committee authorizes the Special Committee to “just say no” and thereby terminate the Recapitalization and Reclassification Proposal;

■

The fact that the Special Committee expressed reservations about some of the original terms of the Recapitalization and Reclassification Proposal, and in some cases provisions in the Recapitalization and Reclassification Proposal were changed by the Company, including, for example, the automatic conversion of Class B Common Stock into Class A Common Stock from 25 years to one 10 year period with a five year extension if certain asset and/or earnings thresholds are met, and a restriction on the transferability of Class B Common Stock and the elimination of the authorization of additional shares of preferred stock;

●

The involvement of the Special Committee in extensive deliberations consisting of numerous discussions among members of the Special Committee in 13 meetings of the Special Committee over a period of four months regarding the Recapitalization and Reclassification Proposal;

●

This proxy statement sets forth a summary of certain potential advantages to the Company and its shareholders of implementing the Recapitalization and Reclassification Proposal under the caption “Summary of Certain Potential Advantages and Disadvantages of the Recapitalization and Reclassification Proposal.” The summary is incorporated as part of this recommendation by this reference.

In the course of reaching its determination, the Special Committee considered the following risks and other factors as generally negative or unfavorable.

●

The fact that institutional and other investors may not offer financing on terms acceptable to the Company regardless of the changes brought about by the Recapitalization and Reclassification Proposal;

●

The fact that the element of control in the form of a dual share structure such as set forth in the Recapitalization and Reclassification Proposal may not provide the leverage necessary to overcome a fundamental objective of institutional investors and private equity firms - representation on the board of directors - utilized as a means to monitor, and in many instances, control their investment;

●	The fact that potential acquirors with greater resources at hand and superior market connections may be better positioned than the Company to make key acquisitions.

●

One aspect of the fairness of the terms of the Recapitalization and Reclassification Proposal is the 15% spread that the Class A Common Stock enjoys relative to the Class B Common Stock due to the 85% limit on dividends, distributions from Liquidity Events and conversions of the Class B Common Stock compared to the Class A Common Stock. The Special Committee inquired about the source of the number and was informed that there were no market-based precedents used for comparison. The Special Committee has not formed an opinion on the reasonableness of this term or that it is unreasonable. In the Financial Advisor’s report the results of studies of premiums for voting shares were set forth along with an implied discount derived therefrom for non-voting shares. All of the studies were well within the 15% spread in the Recapitalization and Reclassification Proposal; i.e., the premium paid for enhanced voting rights in the election of directors incorporated into the Recapitalization and Reclassification Proposal was greater than the premiums in the studies. The Special Committee has concluded that uncertainty about the source of this number, rather than the number itself, should be highlighted. The Special Committee has also concluded that this particular term, considered in the context of the overall Recapitalization and Reclassification Proposal, does not alter the Special Committee’s determination or its recommendation.

●	The adoption of the Recapitalization and Reclassification Proposal with its dual class share structure may unnecessarily complicate the listing of the shares on an organized securities market.

●	Class B Common Stock may decline in value immediately upon conversion due to its conversion formula of .85 of a share of Class A Common Stock for every share of Class B Common Stock.

●	This proxy statement includes certain information under the heading, “Certain Potential Disadvantages of the Recapitalization and Reclassification Proposal” which the Special Committee considered.

The Special Committee considered all of these factors as a whole and, on balance concluded that they supported the Recapitalization and Reclassification Proposal. The foregoing discussion of the information and factors considered by the Special Committee is not exhaustive. In view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Recapitalization and Reclassification Proposal, the Special Committee did not consider it practical to quantify, rank or otherwise assign values that it considered in reaching its decision. In considering the factors described and any other factors, individual members of the Special Committee may have viewed factors differently or given different weight or merit to different factors. The Special Committee evaluated the factors described above, among others, and reached a unanimous conclusion that the Recapitalization and Reclassification Proposal is fair to and in the best interests of the Company shareholders.

Description of Class A Common Stock, Class B Common Stock and Preferred Stock

Common Stock.

Under the Amendments, the total number of shares of Common Stock which the Corporation shall have authority to issue shall be 50,000,000 shares, consisting of (i) 40,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); and (ii) 10,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).

The Amendments will reclassify each share of the Existing Stock into one share of Class A Common Stock or at the holder’s election into one share of Class B Common Stock. The rights, powers and limitations of Class A Common Stock and Class B Common Stock are set forth in full in Article IV of the current Charter as proposed to be amended pursuant to the Amendments. The full text of Article IV as proposed to be amended by the Amendments is set forth in Exhibit A to this proxy statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A. Although the Board presently intends promptly to file the New Charter if the Amendments are approved by the Company's shareholders and by the Oklahoma Department of Insurance, the Board has reserved the right to abandon or delay the Recapitalization and Reclassification Proposal and not file the New Charter, or to delay doing so, even if the Amendments are approved by shareholders.

Voting. Under the current Charter, each share of Existing Stock has one vote per share, and holders of the Existing Stock are entitled to vote for the election of all directors and on all other matters submitted to the shareholders of the Company. After the Recapitalization and Reclassification Proposal is implemented, each share of Class A Common Stock will, except as described below, continue to entitle the holder thereof to one vote per share on all matters on which shareholders are entitled to vote, including the election of a minority of the directors. The Class B Common Stock however, will entitle the holders thereof to vote separately as a class and elect a majority of the Company’s Board.

After the Amendments become effective, many actions submitted to a vote of shareholders will be voted on only by holders of Class A Common Stock and Class B Common Stock voting as a separate class. Under the New Charter, the affirmative vote of the votes cast by the holders of a majority of the outstanding shares of Class A Common Stock and, separately, by holders of a majority of Class B Common Stock outstanding will be required to further amend the New Charter or approve a merger or consolidation of the Company with or into any other corporation, the sale of all or substantially all of the Company's property or assets, or the liquidation of the Company.

Nominations for Directors. If the Recapitalization and Reclassification Proposal is approved by shareholders, beginning with the Company’s 2020 Annual Meeting of Shareholders, Gregg E. Zahn, Chairman and Chief Executive Officer of the Company will nominate a majority of the members of the Company’s Board. At least two of the persons nominated by Mr. Zahn must qualify as independent directors under Section 10A-3 of the Securities Exchange Act of 1934 and NASDAQ Marketplace rules. Then serving board members, except Mr. Zahn and any director he has nominated as a Class B director, will nominate the minority members of the board to be elected by Class A shareholders.

At the Effective Time, if the Recapitalization and Reclassification Proposal is approved by shareholders, the Company will adopt and post to its website nominating charters for its Class A and Class B directors that will set forth nominating procedures for each class along with criteria required for consideration to election to the Company’s Board. These criteria may include business judgment, character, experience in business affairs, financing and industry acumen and other factors deemed relevant to a candidate’s desirability as a board member.

The Charters and the Company’s proxy statements will also set forth policies and procedures with regard to consideration of candidates recommended by security holders for election by Class A members of the Board and the Company’s policies and procedures for communications from shareholders to members of the Board.

Dividends and Other Distributions. Cash dividends shall be payable to the holders of Class A Common Stock and Class B Common Stock only as and when declared by the Board. Subject to the foregoing, cash dividends declared on shares of Class B Common Stock in any period beginning in the calendar year in which the Recapitalization and Reclassification Proposal is implemented will not be more than 85% per share of the amount of cash dividends per share declared in such period on shares of Class A Common Stock. No cash dividends may be paid on shares of Class A Common Stock unless, at the same time, cash dividends are paid on shares of Class B Common Stock, subject to the annual 85% limitation described above.

No stock dividends may be paid on Class A Common Stock unless a proportionate stock dividend is paid on Class B Common Stock.

The Board has no present intention to declare any dividend on its of Common Stock except for the 10% Class A Common Stock Dividend and the $0.05 per share Cash Dividend to be declared and paid only to holders of Class A Common Stock if the Amendments are approved. The respective amounts of future dividends, if any, to be declared on Common Stock will depend on circumstances existing at the time, including the Company's financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors.

Merger and Consolidations; Liquidation; Sale of Assets. Holders of Class B Common Stock will only be entitled to receive 85% of the amount and form of consideration received by the holders of the Class A Common Stock, on a per share basis, in a merger or consolidation of the Company (whether or not the Company is the surviving corporation). Holders of Class B Common Stock will have the same rights as holders of Class A Common Stock, subject to the 85% limitation, in the case of the sale of all or substantially all of the Company’s assets or in the case of its liquidation.

Convertibility. Except as described below, neither the Class A Common Stock nor the Class B Common Stock will be convertible into another class of Common Stock or any other security of the Company:

●

holders of Class B Common Stock may convert all or part of such shares into shares of Class A Common Stock, at any time, on a one for .85 per share basis (one share of Class B Common Stock for a .85 share of Class A Common Stock);

●

Class B Common Stock will be automatically converted to Class A Common Stock, at the rate of .85 of a share of Class A Common Stock for each one share of Class B Common Stock upon the earliest to occur of:

(i)     ten years after issuance of the Class B Common Stock provided that such time period shall be extended by five years in the event (i) the Company achieves net income, as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), of at least ten million dollars ($10,000,000) during at least three of any fiscal years of the Company ending before ten years after issuance of the Class B Common Stock, and (ii) total assets of the Company, as determined in accordance with GAAP, are at least $1,500,000,000 as of any fiscal year end of the Company ending within any of the ten fiscal years after issuance of the Class B Common Stock;

(ii)     on the death or full mental or physical disability of Gregg E. Zahn, making him substantially unable to fulfill the duties of Chairman or Chief Executive Officer of the Company;

(iii)     upon a finding that Mr. Zahn has committed fraud on the Company or its shareholders or has committed a felony, in either case pursuant to a non-appealable judgment or conviction or Mr. Zahn becomes subject to any governmental rule, order, decree or proceeding which prevents him from serving as the Company’s Chairman or Chief Executive Officer or he is found guilty pursuant to an applicable governmental proceeding of an act or omission which otherwise could or does cause material harm to the Company, its assets, operations or prospects;

(iv)     the date upon which Mr. Zahn owns fewer than 100,000 shares of Class B Common Stock issued and outstanding as of that date; or

(v)     the voluntary resignation of Mr. Zahn as the Company’s Chairman, Chief Executive Officer, or both.

The respective numbers of shares of Class A Common Stock and Class B Common Stock authorized under the New Charter are intended to enable the Company to reserve for issuance upon conversion of the Class B Common Stock the requisite number of shares of Class A Common Stock.

Preemptive Rights. The Common Stock will not carry any preemptive rights enabling a holder thereof to subscribe for or receive shares of any class of stock of the Company or any securities convertible into shares of any class of stock of the Company.

Transferability; Trading Market. Like the Existing Stock, the Class A Common Stock will be freely transferable subject to limitations under federal and state securities laws particularly affecting directors, principal officers and control persons. The shares of the Company’s Existing Stock are not, and the Class A Common Stock and the Class B Common Stock will not be immediately listed for trading or quotation on any national securities exchange or other generally active trading platform; however the Company intends to pursue a listing or trading forum for its Class A Common Stock at such time when the Board determines that an active trading market for the Company’s Class A Common Stock has a reasonable possibility of being developed. At this time the Board believes that the Company will need to meet certain stringent stock exchange listing requirements or, with respect to other trading venues, secure the services of at least two broker-dealer firms who will make a market in the Class A Common Stock before the Company will pursue such a listing or trading venue.

If the Amendments are approved, each share of Existing Stock issued and outstanding on the Effective Date will be automatically reclassified as one share of Class A Common stock; provided however each holder of Existing Stock may, by affirmatively electing (the “Election”), receive one share of Class B Common Stock for one share of Existing Stock. In such event:

●

the electing holder of Existing Stock will receive shares of Class B Common Stock with the rights, preferences, privileges of, and restrictions and limitations on, the Class B Common Stock as described elsewhere herein;

●	the electing holder of Existing Stock will NOT be entitled to receive either the 10% Stock Dividend or the Cash Dividend of $0.05 per share as described above; and

●	holders of Class B Common Stock will be subject to certain restrictions on transfer, rights of first refusal and mandatory conversion in favor of the Company described below.

The Company has provided a means to make the Election on the Important Supplemental Letter included with this proxy statement. Please review the relative rights and limitations on the two classes of Common Stock, specifically including the conversion ratio of one share of Class B Common Stock for each .85 share of Class A Common Stock and the 85% limitation as compared to Class A Common Stock on a per share basis, on Class B Common Stock’s right to receive further dividends, proceeds from a sale of the Company’s assets or upon liquidation of the Company described below.

Right of First Refusal on Class B Common Stock.

Offer to Company. The Company will have the right, but not the obligation (the “Right of First Refusal”), to purchase all or any portion of each Class B holder’s shares of Class B Common Stock that the holder may propose to transfer by way of sale, pledge, or any other form of disposition (the “Transfer Stock”), at the same price and on the same terms and conditions as those offered to the prospective transferee or at the Company’s sole election to automatically convert the Transfer Stock into shares of Class A Common Stock on the basis of .85 share of Class A Common Stock for each one share of Class B Common Stock subject to the proposed transfer. Each Class B holder proposing to make a proposed transfer must deliver a notice to the Company not later than 30 calendar days prior to the consummation of the proposed transfer containing the material terms and conditions (including price and form of consideration) of the proposed transfer and the identity of the prospective transferee. To exercise its Right of First Refusal, the Company must deliver notice to the selling Class B holder within 30 calendar days after deliver of the proposed transfer notice. The closing of the purchase will take place on the later of (i) the date specified in the proposed transfer notice and (ii) 45 calendar days after delivery of the proposed transfer notice. However, in the event it is necessary for the Company to obtain federal or state regulatory approval or provide prior notice to any federal or state regulatory agency, then the closing will be delayed for the period necessary to obtain such approval.

Any proposed transfer by a holder of Class B Common Stock not made in compliance with the above requirements will be null and void, will not be recorded on the books of the Company or its transfer agent and will not be recognized by the Company.

Exempt Transfers. Notwithstanding the above restrictions, the Right of First Refusal will not apply: (i) in the case of a Class B holder that is an entity, upon a transfer by the holder to its equity holders, (ii) to a pledge of Transfer Stock that creates a security interest, provided that the pledgee agrees to be bound by all applicable provisions of the Right of First Refusal to the same extent as if it were the Class B holder making the pledge, (iii) to a transfer of Transfer Stock held by a Class B holder that is a custodian of a traditional individual retirement account, a Roth individual retirement account, a 401(k) retirement account or another type of retirement account designated as eligible for this exemption by resolution of the Board (each, an “Eligible Retirement Account”) to a successor custodian or to the beneficiaries of the Eligible Retirement Account, (iv) to a transfer of Transfer Stock by a Class B holder into or out of an Eligible Retirement Account, or (v) in the case of a Class B holder that is a natural person upon a transfer by the holder made for bona fide estate planning purposes, during his or her lifetime or on death, except for Gregg E. Zahn to whom this restriction will not apply in the event of his death, by will, intestacy or transfer on death designation to his spouse and children sharing the same household.

Effect on Book Value and Earnings Per Share. The percentage interest of each shareholder in the total equity of the Company as well as the book value and earnings per share of the Company will remain unchanged as a result of the Recapitalization and Reclassification Proposal.

Effect on Preferred Stock. No preferred stock of the Company is presently issued or outstanding and there are no agreements, arrangements, plans or understandings to issue preferred stock.

Material U.S. Federal Income Tax Consequences. The following discussion addresses the material United States (“U.S.”) federal income tax consequences of the Recapitalization and Reclassification Proposal. The discussion is based on the Internal Revenue Code, Treasury Regulations, published administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to shareholders of the Company that hold their Existing Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), each of which we refer to in this document as a “holder.”

Further, this discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of his, her or its personal circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including: (i) certain former citizens or long-term residents of the U.S.; (ii) persons who hold Existing Stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction; (iii) U.S. persons, as defined below, whose functional currency is not the U.S. dollar; (iv) persons who acquired Existing Stock through the exercise of any employee stock options, through qualified retirement plans or otherwise as compensation or are a holder of options or awards granted under any Company executive or equity compensation plans; (v) persons who hold warrants exercisable for Existing Stock; (vi) persons subject to the U.S. alternative minimum tax; (vii) mutual funds, regulated investment companies, or banks, insurance companies and other financial institutions; and (viii) tax-exempt organizations; dealers in securities or foreign currencies or traders in securities that mark-to-market.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the Recapitalization and Reclassification Proposal, nor does this discussion address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes), S corporations or persons that hold their Existing Stock through partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Existing Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships, S corporations and other pass-through entities should consult their own tax advisors regarding the particular tax consequences of the Recapitalization and Reclassification Proposal to them.

This discussion only applies to you if you are a U.S. holder. For purposes of this discussion, the term U.S. holder refers to a holder of Existing Stock that is: (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S. or any of its political subdivisions; (iii) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has made a valid election under the applicable Treasury Regulations to be treated as a U.S. person; or (iv) an estate, the income of which is subject to U.S. federal income taxation regardless of its source. For purposes of this discussion, a “non-U.S. holder” means an owner or beneficial owner of Existing Stock that is not a U.S. holder.

Preferred Stock.

The Amendments will not change the authorized preferred stock of the Company and it will continue to have the authority to issue up to 550,000 shares of preferred stock, $0.01 par value (“Preferred Stock”) as discussed immediately below.

The Board is authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the Oklahoma General Corporation Act (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board, including, but not limited to, the following:

(i)	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Company or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

(vi)	the voting powers, if any, and whether such voting powers are full or limited in such series;

(vii)	the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

(viii)	the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

(ix)	any other relative rights, preferences and limitations of that series.

Each holder of Existing Stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Recapitalization and Reclassification Proposal to such holder.

●

Tax Consequences of the Recapitalization and Reclassification Proposal. The Company believes that, in general, for U.S. federal income tax purposes: (i) the recapitalization and reclassification of Existing Stock as Class A Common Stock and Class B Common Stock pursuant to the Amendments should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and should not result in any gain or loss to the Company or taxable income being recognized by the shareholders of the Company (except with respect to the Cash Dividend discussed below); (ii) neither the Class A Common Stock nor the Class B Common Stock will constitute "Section 306 stock" within the meaning of Section 306(c) of Code; (iii) the tax basis of a holder of Existing Stock in the Class A Common Stock and Class B Common Stock received by such holder pursuant to the Recapitalization and Reclassification Proposal will be determined by allocating such holder's tax basis in his, her or its Existing Stock among the shares of Class A Common Stock and Class B Common Stock actually received; and (iv) a shareholder's holding period for the shares of Class A Common Stock and Class B Common Stock received by such shareholder pursuant to the Recapitalization and Reclassification Proposal will include the period during which he or she held shares of Existing Stock.

The Cash Dividend of $0.05 per share payable to holders of Class A Common Stock will have the effect of a taxable dividend to the extent of the holder’s ratable share of current or accumulated earnings and profits of the Company as calculated for U.S. federal income tax purposes. Accordingly, U.S. holders who are individuals receiving the Cash Dividend so treated as a dividend should have “qualified dividend income” to the extent the individual satisfies certain holding period requirements with respect to the underlying stock, in which case he or she will generally be subject to U.S. federal income tax at a reduced maximum rate of 20% (not including, if applicable, the 3.8% Medicare surtax described below). To the extent the Cash Dividend exceeds the holder’s ratable share of current or accumulated earnings and profits of the Company, such excess will first be applied against and reduce the adjusted basis of holder’s Class A Common Stock, with any remaining amount taxable as capital gain at a maximum rate of 20% (not including, if applicable, the 3.8% Medicare surtax described below). In the case of a U.S. holder that is a corporation, to the extent the corporation satisfies certain holding period requirements, any such dividend received by such a U.S. holder may be eligible for a 70% dividend-received deduction under the Code. The Company will provide holders with appropriate tax reporting documentation, including applicable IRS Form 1099-DIVs.

U.S. holders also receiving the 10% Stock Dividend should not receive dividend or taxable income but rather should reallocate their tax basis in their Existing Stock to the total number of Class A Common Stock then held in proportion to the relative fair market value of the Class A Common Stock on the date of the Stock Dividend, with a holding period in the aggregate shares of Class A Common Stock include the period during which he, she or it held shares of Existing Stock.

No ruling has been, or will be, sought from the Internal Revenue Service as to the tax consequences of the Recapitalization and Reclassification Proposal, nor has any tax opinion been sought or obtained. Accordingly, there can be no certainty that the Internal Revenue Service will not challenge the conclusions set forth in this discussion or that a court would not sustain such a challenge.

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Unearned Income Medicare Contribution Tax. A 3.8% Medicare contribution tax will be imposed on the “net investment income” of certain U.S. individuals whose adjusted gross income exceeds certain thresholds and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes dividends and certain net gains from the disposition of property, less certain deductions.

●

Backup Withholding. Certain holders of Class A Common Stock may be subject to backup withholding (currently at a rate of 24%) on amounts received pursuant to the Recapitalization and Reclassification Proposal, in particular the Cash Dividend. Backup withholding will not apply, however, to a holder who provides a correct taxpayer identification number (on an IRS Form W-9 or other applicable IRS Form) or certain other required information, or comes within certain exempt categories and, in each case, complies with applicable certification requirements. In addition to being subject to backup withholding, if a holder does not provide the Company with his, her or its correct taxpayer identification number or other required information, the shareholder may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s U.S. federal income tax liability, provided that the shareholder furnishes certain required information to the Internal Revenue Service.

●

Obtain Personal Tax Advice. The above discussion of material U.S. federal income tax consequences is intended to provide only a general summary of the tax consequences of the Recapitalization and Reclassification Proposal and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Recapitalization and Reclassification Proposal. In addition, the summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any non-income tax or any foreign, state, local or other tax consequences of the Recapitalization and Reclassification Proposal. Accordingly, each shareholder is urged to consult his, her or its own tax advisor to determine the particular federal, state, local or foreign income, reporting or other tax consequences of the Recapitalization and Reclassification Proposal to that shareholder.

Securities Act of 1933. The Company has been advised by its counsel that the Recapitalization and Reclassification Proposal is not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Consequently, the Company has not registered the Class A Common Stock or the Class B Common Stock under the Securities Act. Shares of Class A Common Stock and Class B Common Stock held at the effective time of the New Charter, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Stock without registration under the Securities Act. Affiliates of the Company will continue to be subject to the restrictions specified in Rule 144 under the Securities Act, with each class of Common Stock considered separately.

Interests of Certain Persons

As of the date of this proxy statement, the Board and management of the Company (“Interested Persons”) beneficially owned 9.5% of the Existing Stock.

The Interested Persons may be deemed to have an interest in the Recapitalization and Reclassification Proposal because its implementation will enhance their ability to significantly control of the Company even if the Company issues additional Class A Common Stock. In addition, two of the eight directors are executive officers of the Company (Messrs. Gregg E. Zahn and William S. Lay) and may be deemed to have an employment interest in the Recapitalization and Reclassification Proposal as a result of the potential anti-takeover and other l effects of the Recapitalization and Reclassification Proposal.

The Company’s directors other than Mr. Zahn have each indicated to the Company that they do not intend to exercise the election to convert shares of Existing Stock presently owned into shares of Class B common Stock. Mr. Zahn has indicated to the Company that he intends to convert 100,000 shares of Existing Stock owned by him into shares of Class B Common Stock. However, the motivation and investment objectives of the members of the Company’s Board and its management may be different than other holders of Existing Stock; hence, shareholders are urged to consult with their own legal, tax and financial advisers with respect to the matters discussed in this proxy statement, including the election to opt out of the automatic reclassification of their Existing Stock into Class A Common Stock.

Expenses

The approximate cost of adoption and implementation of the Recapitalization and Reclassification Proposal is estimated to be $100,000, inclusive of fees of financial and legal advisers. The Company will not pay any commission or other remuneration to any proxy solicitor or to any broker, dealer, salesman or other person for soliciting proxies. Officers, directors and employees of the Company may solicit such proxies and will answer inquiries concerning the Recapitalization and Reclassification Proposal but they will not receive additional compensation therefor.

Shareholders' Equity and Financial Information

Implementation of the Recapitalization and Reclassification Proposal will be accounted for under generally accepted accounting principles. The costs of implementing the Recapitalization and Reclassification Proposal (such as transfer agent fees, printing, mailing costs, legal fees, financial advisory fees, and proxy solicitation fees) will be charged against the Company's pre-tax earnings.

The shareholders' equity of the Company and its subsidiaries as of March 31, 2019 was as follows:

Shareholders' Equity

Preferred stock, no par value, authorized 550,000 shares; none issued	$-0-
Common stock, par value $0.01 per share (20,000,000 shares authorized, 8,050,173 issued as of March 31, 2019 and 7,802,593 outstanding as of March 31, 2019)	$80,502
Additional paid-in capital	$28,684,598
Treasury stock, at cost (247,580 shares as of March 31, 2019)	(893,947)
Accumulated other comprehensive income	1,432,363
Accumulated earnings	15,252,925
Total Shareholders' Equity	$44,556,441

Pro forma shareholders' equity as of March 31, 2019 assuming the Recapitalization and Reclassification Proposal had been implemented as of that date, is as follows:

Preferred stock, no par value, authorized 550,000 shares; none issued	$-0-
Class A Common stock, par value $0.01 per share (40,000,000 shares authorized, 8,050,173 issued as of March 31, 2019 and 7,702,593 outstanding as of March 31, 2019)	79,502
Class B Common stock, par value $0.01 per share (10,000,000 shares authorized, 100,000 issued as of March 31, 2019)	1,000
Additional paid-in capital	$28,684,598
Treasury stock, at cost (247,580 shares as of March 31, 2019)	(893,947)
Accumulated other comprehensive income	1,432,363
Accumulated earnings	15,252,925
Total Shareholders' Equity	$44,556,441

_______

(1) The number of shares of resultant shares of Class A Common Stock and Class B Common Stock after implementation of the Recapitalization and Reclassification Proposal and conversion of Existing Shares was arbitrarily estimated, for illustrative purposes only.

While Management believes that sufficient information has been provided to enable shareholders to exercise prudent judgment with respect to the decision whether to vote to approve and adopt the Amendments, further information on the Company and its financial condition can be found in the Annual Report to Shareholders which accompanies this proxy statement.

The Board of Directors recommends a vote FOR the Recapitalization and Reclassification Proposal (Proposals 2(A) and 2(B)).

PROPOSAL THREE:

ADOPTION OF THE FIRST TRINITY FINANCIAL CORPORATION 2019 LONG-TERM INCENTIVE PLAN

Our Board adopted the First Trinity Financial Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”), subject to the approval and adoption by our shareholders at the Annual Meeting. No grants will be made under the 2019 LTIP until our shareholders approve it.

The 2019 LTIP provides First Trinity with an equity compensation program. An equity compensation program is an important compensation element to remain competitive in our industry in attracting and retaining experienced talent. In considering the appropriate number of shares to request under the 2019 LTIP, we have carefully considered our anticipated equity needs in light of our employment needs. If the 2019 LTIP is approved at the Annual Meeting, it will become effective as of the date of the Annual Meeting. If the 2019 LTIP is approved by shareholders, we intend to file, pursuant to the Securities Act of 1933 (the “Securities Act”), a registration statement on Form S-8 to register the shares available under the 2019 LTIP as soon as practicable after the Annual Meeting.

Summary of Principal Terms of the 2019 LTIP

The following is a summary description of the material features of the 2019 LTIP. This summary is qualified in its entirety by reference to the full text of the 2019 LTIP, a copy of which is included with this proxy statement as Exhibit C.

The 2019 LTIP expires on June 20, 2029, and no awards may be granted under the 2019 LTIP after that date. However, the terms and conditions of the 2019 LTIP will continue to apply after that date to all 2019 LTIP awards granted prior to that date until they are no longer outstanding. No grants will be made under the 2019 LTIP unless our shareholders approve it.

The purposes of the 2019 LTIP are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance shareholder value.

Under the 2019 LTIP, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards, or any combination thereof, and other incentive awards to our employees or those of our subsidiaries or affiliates, subject to the terms and conditions set forth in the 2019 LTIP. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the 2019 LTIP. Generally, all classes of our employees are eligible to participate in the 2019 LTIP. As of the Record Date, there were two full-time employees, one part-time employee, and 6 non-employee directors of the Company that are eligible to participate in the 2019 LTIP.

The 2019 LTIP provides that a maximum of 1,000,000 shares of our Common Stock may be issued in conjunction with awards granted under the 2019 LTIP. On the Record Date, 2019, there were 7,802,593 shares of our common stock issued and outstanding. If the Recapitalization and Reclassification Proposals are approved the 2019 Plan will cover 1,000,000 shares of newly authorized Class A Common Stock, which is referred to as Common Stock for purposes of this summary. Shares of Common Stock cancelled, settled in cash, forfeited, withheld, or tendered by the participant to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards.

One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), is that the 2019 LTIP must specify, and our shareholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the 2019 LTIP provides that up to 1,000,000 shares of Common Stock may be issued pursuant to incentive stock options. The shares issued under the 2019 LTIP will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares.

Administration

An independent committee (“Committee”) appointed by the Board will administer the 2019 LTIP. Except as set forth in the 2019 LTIP, the committee will serve at the pleasure of the Board.

With respect to awards to be made to any of our non-employee directors, the Committee will determine:

●	which of such persons should be granted awards;

●	the terms of proposed grants or awards to those selected to participate;

●	the exercise price for options and stock appreciation rights;

●	any limitations, restrictions and conditions upon any awards; and

●	rules for the administration of the 2019 LTIP and resolution of any disputes that may arise under the 2019 LTIP.

In connection with the administration of the 2019 LTIP, the Committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

●	determine which employees and other persons will be granted awards under the 2019 LTIP;

●	grant the awards to those selected to participate;

●	determine the exercise price for options and stock appreciation rights; and

●	prescribe any limitations, restrictions and conditions upon any awards.

In addition, the Committee will:

●	interpret the 2019 LTIP; and

●	make all other determinations and take all other actions that may be necessary or advisable to implement and administer the 2019 LTIP.

The Committee may allocate or delegate its responsibilities to the extent permitted by applicable law or stock exchange rules.

Types of Awards

The 2019 LTIP permits the Committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of our Common Stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of our Common Stock may be granted under the 2019 LTIP subject to such terms and conditions, including forfeiture and vesting provisions, time and performance based restrictions, and restrictions against sale, transfer or other disposition as the Board may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Board, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition. Shares of restricted stock will generally vest upon the occurrence of a change of control.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our common stock. The 2019 LTIP provides for payment in the form of shares of our Common Stock or cash. Restricted stock units may be granted under the 2019 LTIP subject to such terms and conditions, including forfeiture and vesting provisions, as well as time and performance based restrictions, as the Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control.

The 2019 LTIP also permits the Committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our Common Stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the Committee), or be subject to such other provisions or restrictions as determined in the discretion of the Committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our Common Stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our Common Stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of Common Stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the 2019 LTIP will be determined by the Committee at the time of the grant. The Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Committee may, in its discretion, impose limitations on the exercise of all or some options granted under the 2019 LTIP, such as specifying minimum periods of time after grant during which options may not be exercised. The 2019 LTIP generally provides for acceleration of the right of a participant to exercise his or her stock option in the event we experience a change of control.

The 2019 LTIP provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Code, or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share exercise price not less than the fair market value of Common Stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a shareholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the Common Stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by Section 422 of the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of Common Stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under Section 422 of the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the Committee at the time the nonqualified options are granted, but may not be less than the fair market value of our Common Stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options. Incentive stock options and nonqualified options are treated differently for federal income tax purposes as described below under “Tax Treatment.”

The 2019 LTIP provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the Committee, in whole shares of Common Stock, (3) subject to the prior approval by the Committee, by withholding shares of Common Stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the Committee, by a combination of the foregoing, equal in value to the exercise price. The Committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Committee, as applicable.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our Common Stock subject to the SAR award between the date of the grant of the SAR award and fair market value of these shares on the exercise date. The 2019 LTIP provides for payment in the form of shares of our Common Stock or cash. The 2019 LTIP generally provides for acceleration of the right of a participant to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or Common Stock per unit upon the achievement of performance goals established by the Committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of one or more performance targets established by the Committee. The 2019 LTIP permits payment of performance bonuses in the form of cash or our Common Stock.

Stock Awards. A stock award entitles the recipient to shares of our Common Stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of our Common Stock and at such times as the Committee may determine, and the Committee may require a participant to pay a stipulated purchase price for each share of our Common Stock covered by a stock award.

Other Incentive Awards. The 2019 LTIP permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our Common Stock if the Committee determines that such other incentive awards are consistent with the purposes of the 2019 LTIP. Such other incentive awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our Common Stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the 2019 LTIP. Cash awards are also permitted as an element of or a supplement to any awards permitted under the 2019 LTIP. Awards are permitted in lieu of obligations to pay cash or deliver other property under the 2019 LTIP or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Transferability

Awards under the 2019 LTIP are not transferrable other than by will or by the laws of descent and distribution. Nonqualified Options are transferable on a limited basis, only with prior approval or authorization of the Committee. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Stock options, restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates, unless the Committee specifies otherwise in an award agreement or elects to accelerate the vesting of the award. Unless the Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death or disability, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to one year after such termination and any vested nonqualified option during the remaining term of the option. Unless the Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the Committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by the Committee. Unless the Committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The 2019 LTIP provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The 2019 LTIP provides that, upon the occurrence of a change of control event, the Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The Committee may amend the 2019 LTIP, or any part of the 2019 LTIP, at any time and for any reason. However, without shareholder approval, the 2019 LTIP may not be amended in a manner that would (i) materially increase the number of shares that may be issued under the 2019 LTIP, (ii) materially modify the requirements as to eligibility for participation in the 2019 LTIP, (iii) materially increase the benefits to participants provided by the 2019 LTIP, (iv) decrease the exercise price for an outstanding stock option or SAR, or (v) must otherwise be approved by the shareholders in order to comply with national securities exchange rules.

Tax Treatment

The following is a brief description of the U.S. federal income tax consequences, under existing law, with respect to awards that may be granted under the 2019 LTIP. This summary is based on current U.S. federal income tax laws and is not intended to provide or supplement tax advice to eligible employees or other participants. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment withholding tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of ordinary income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option. As long as the optionee has been an employee of us or of one of our permissible corporate subsidiaries from the date of grant through the date the incentive stock option is exercised and if the incentive stock option is exercised during his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the incentive stock option is exercised (determined on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of common stock acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the exercise price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any shares of common stock acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods (i.e., two years from grant and one year from exercise), the optionee will realize ordinary income instead of capital gain. The amount of the ordinary income realized will generally be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized upon the sale over the exercise price. Any additional gain would generally be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an incentive stock option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

If an optionee uses already owned shares of common stock to pay the exercise price under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an incentive stock option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the exercise price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will not realize taxable income upon the grant of a nonqualified option. At the time the optionee exercises the nonqualified option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the nonqualified option is exercised exceeds the exercise price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of common stock to pay the exercise price under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified option will not be statutory option stock. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a premature disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.

Stock Appreciation Rights. A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the fair market value of the shares at the time of receipt plus the price paid for the stock, if any.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the 2019 LTIP will depend on the terms and conditions applicable to the award.

Code Section 162(m). Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to our “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as our chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in our proxy statement, regardless of whether any such individual is still employed by us.

Code Section 409A. The 2019 LTIP and any awards granted under it are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code and its related Treasury Regulations and guidance. If any provision of the 2019 LTIP or award granted under the 2019 LTIP is determined not to comply with Section 409A, the Committee has authority to take any actions necessary and appropriate for compliance. No payments that would constitute “deferred compensation” upon termination of employment or other service under Section 409A will be made under the 2019 LTIP unless the termination is also a “separation from service” under Section 409A. If a participant is a “specified employee” under Section 409A, the commencement of any payments or benefits under the award will be deferred until six months plus one day following the date of the participant’s termination or, if earlier, death (or such other period as required to comply with Section 409A). The Company will not be liable for any additional tax, interest or penalties imposed on a participant by Section 409A of the Code or damages for failing to comply with Section 409A.

The foregoing is only a summary of the current effect of certain U.S. federal income taxation upon the participant and us with respect to the grant and exercise of awards or compensation granted under the 2019 LTIP. Participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

New Plan Benefits

The benefits that will be awarded or paid in the future under the 2019 LTIP cannot currently be determined. Awards granted under the 2019 LTIP after the date of the Annual Meeting are within the discretion of the Committee, subject to the terms of the 2019 LTIP.

Equity Compensation Plan Information

First Trinity did not have any equity compensation plans under which equity securities were authorized for issuance at the end of fiscal year 2018. If approved by the shareholders at the Annual Meeting, the 2019 LTIP will become effective on the date of the meeting, and First Trinity will provide the disclosure required by Item 10(c) of Schedule 14A and Item 201(d) of Regulation S-K with respect to the 2019 LTIP in the proxy statement to be provided to shareholders in connection with the 2020 Annual Meeting of Shareholders.

Approval by the Shareholders of the Proposal

Approval of the proposal to approve and adopt the 2019 LTIP requires the affirmative vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting and voting on such proposal; provided that a quorum is present. The 2019 LTIP is not dependent on approval of the Recapitalization and Reclassification Proposal and may be approved separately be shareholders.

The Board believes that approval and adoption of the 2019 LTIP will promote our interests and the interests of the shareholders and continue to enable us to attract, retain and reward persons important to our success and provide incentives based on the attainment of corporate objectives and increases in shareholder value. Members of the Board are eligible to participate in the 2019 LTIP, and thus, may have a personal interest in the approval and adoption of the 2019 LTIP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2018 with the Company’s management. The Company’s management has primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for overseeing and monitoring the independent registered accounting firm’s audit process on behalf of the Board of Directors.

The Audit Committee has discussed with KEB, the Company’s independent registered public accounting firm for the year ended December 31, 2018, the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees” as amended and adopted by PCAOB. PCAOB Auditing Standard No. 1301 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting. The Audit Committee has also received the written disclosures and the letter from KEB required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with KEB its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Will W. Klein, Chairman

Bill H. Hill

Gerald J. Kohout

Gary L. Sherrer

In accordance with the rules of the Commission, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Kerber, Eck & Braeckel LLP (“KEB”) as the independent registered public accounting firm of the Company for the year ending December 31, 2019. Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment of KEB, the Audit Committee may reconsider its selection. KEB has audited the Company’s financial statements since the Company’s inception. No representative of KEB is expected to be present at the Annual Meeting.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KEB.

	Years Ended December 31,
	2018	2017
Audit Fees (including expenses)	$112,864	$109,001
Audit Related Fees	37,500	32,250
Tax Fees	11,500	8,500
All Other Fees	-	-
Total	$161,864	$152,751

Audit fees primarily represent fees for financial services provided in connection with the audit of the Company’s consolidated financial statements, statutory financial statements of TLIC and FBLIC and SEC Form 10-K. Audit related services primarily represent fees for financial services in connection with the review of the Company’s quarterly reports and SEC Form 10-Q.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service. Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KEB to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services.

ANNUAL REPORT

Please refer to the Company’s 2018 Annual Report on Form 10-K, as amended by Form 10-K/A, for financial statements, other financial information and management’s discussion and analysis of the financial condition and results of operations of the Company that is available without charge at www.firsttrinityfinancial.com. If you desire to have an Annual Report mailed to you, please make a telephone request to (918) 249-2438.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

OTHER INFORMATION

A shareholder desiring to submit a proposal for inclusion in First Trinity’s proxy statement for the year 2020 Annual Meeting must deliver the proposal so that it is receive by First Trinity no later than December 31, 2019. You must submit your proposal in writing to the Secretary of the Company at 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246. Only proposals meeting the requirements of applicable Securities and Exchange rules will be considered for inclusion in First Trinity’s proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

FIRST TRINITY FINANCIAL CORPORATION

/s/ Jeffrey J. Wood

Jeffrey J. Wood

Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

______________, 2019

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIRST TRINITY FINANCIAL CORPORATION

First Trinity Financial Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Act of the State of Oklahoma, does hereby certify that:

I.            The original name of the corporation was First Trinity Financial Corporation and the Certificate of Incorporation of the corporation was originally filed with the Secretary of State of Oklahoma on April 19, 2004. The present name of the corporation is First Trinity Financial Corporation, an Oklahoma corporation (the “Corporation”).

II.           At a meeting of the Board of Directors, a resolution was duly adopted setting forth the proposed Amended and Restated Certificate of Incorporation of the Corporation, declaring such to be advisable and calling a meeting of the shareholders of the Corporation for consideration thereof.

III.          Thereafter, pursuant to said resolution of the Board of Directors, a meeting of the shareholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the Amended and Restated Certificate of Incorporation.

IV.          This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation. The Certificate of Incorporation of this Corporation is therefore amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is First Trinity Financial Corporation (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the Corporation's registered office in the State of Oklahoma is 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133. The name of its registered agent at such address is Gregg E. Zahn.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Act of the State of Oklahoma (hereinafter referred to as the “OGCA”).

ARTICLE IV

Section 1.     Authorized Shares; Exchange

The total number of shares of all classes of common stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of (i) forty million (40,000,000) shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) ten million (10,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (iii) the Corporation shall have the authority to issue five hundred fifty thousand (550,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Upon this Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the OGCA (the “Effective Time”), and without any further action on the part of the Corporation or its shareholders, each share of the Corporation's common stock, $0.01 par value per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”), shall automatically be reclassified, changed and converted into one fully paid and non-assessable share of Class A Common Stock, and certificates previously representing shares of Old Common Stock shall represent the appropriate number of shares of Class A Common Stock, into which such Old Common Stock shall have been reclassified, changed and converted pursuant to this Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, certain holders of Old Common Stock may elect, prior to or at the meeting referred to in certification III above, to convert a designated number of Old Common Stock into shares of Class B Common Stock on a one-for-one basis (hereinafter the “Class B Common Stock Election”).

Exhibit A	1

Section 2.     Designations, Powers and Preferences

A.     Preferred Stock.

The Board of Directors is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the OGCA (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

(x)	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(xi)	whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(xii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(xiii)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(xiv)	whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

(xv)	the voting powers, if any, and whether such voting powers are full or limited in such series;

(xvi)	the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

(xvii)	the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(xviii)	any other relative rights, preferences and limitations of that series as designated by the Board of Directors.

B.     Common Stock.

The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in any Preferred Stock Designation relating thereto. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided below in this Amended and Restated Certificate of Incorporation.

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(a)     Voting. Holders of Class A Common Stock and Class B Common Stock will be entitled to one vote per share on matters submitted to the Corporation’s shareholders; provided however (i) the holders of shares of Class B Common Stock, voting as a single class shall be entitled to elect a majority of the Corporation’s Board of Directors (one half plus one) at any special or annual meeting called for such purpose, or by written consent if applicable, and (ii) the affirmative vote of a majority of the holders of the Class B Common Stock, voting as a separate class, shall be necessary to effect any merger, consolidation, recapitalization, sale of substantially all of the Corporation’s assets or any liquidation of the Corporation. Each record holder of Class A Common Stock shall be entitled one vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation in connection with the election of persons nominated as Class A directors and all other actions submitted to a vote of shareholders at all meetings of the shareholders and with respect to any action by written consent in lieu of a meeting; and prior to the conversion of Class B Common Stock into Class A Common Stock under (c) below, each record holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation in connection with the election of persons nominated as Class B directors and all other actions described in (ii) above submitted to a vote of shareholders at all meetings of the shareholders and with respect to any action by written consent in lieu of a meeting. After conversion of all Class B Common Stock into Class A Common Stock, such Class A Common Stock shall be the Corporation’s only class of voting common stock and shall elect all directors and act on any other matters submitted to a vote of shareholders.

(b)     Dividends and Other Distributions.

(i)              The record holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefor; provided however that a $0.05 per share cash dividend and a 10% stock dividend payable as soon as practicable after the Effective Time (the “Initial Dividends”) shall be paid only to record holders of Class A Common Stock as of a record date determined by the Board of Directors.

(ii)              Subject to the foregoing, cash dividends declared on shares of Class B Common Stock shall not be more than 85% of the amount of cash dividends per share declared in such period on shares of Class A Common Stock. Except the Initial Dividends, no cash dividend shall be paid on shares of Class A Common Stock unless, at the same time, equal per share cash dividends are paid on the shares of Class B Common Stock, subject to the 85% limitation.

(iii)             Except for the Initial Dividends, no stock dividend may be paid on Class A Common Stock unless a proportionate stock dividend is paid simultaneously on Class B Common Stock.

(iv)             If the Board of Directors determines to provide the record holders of Class A Common Stock the option to receive a dividend in cash or in capital stock of the Corporation, the same option must be simultaneously provided to the Class B Common Stock, subject to the 85% limitation provided in paragraph (ii) above as to the cash portion and subject to the proportionality paragraph (iii) above as to the stock portion.

(c)     Convertibility. Neither the Class A Common Stock nor the Class B Common Stock will be convertible into another class of Common Stock or any other security of the Corporation, except:

Voluntary Conversions:

●

holders of Class B Common Stock may convert all or part of such shares into shares of Class A Common Stock, at any time, on a one for .85 per share basis (one share of Class B Common Stock for a .85 share of Class A Common Stock);

Involuntary Conversions:

●

all outstanding shares of Class B Common Stock will be automatically converted into Class A Common Stock, at the rate of .85 of a share of Class A Common Stock for each one share of Class B Common Stock upon the earliest to occur of:

(i)        ten years after issuance of the Class B Common Stock provided that such time period shall be extended by five years in the event (i) the Corporation achieves net income, as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), of at least ten million dollars ($10,000,000) during at least three of any fiscal years of the Corporation ending before ten years after issuance of the Class B Common Stock, and (ii) total assets of the Corporation, as determined in accordance with GAAP, are at least $1,500,000,000 as of any fiscal year end of the Corporation ending within any of the ten fiscal years after issuance of the Class B Common Stock;

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(ii)        the death or full mental or physical disability of Gregg E. Zahn, which disability makes him substantially unable to fulfill the duties of Chairman or Chief Executive Officer of the Corporation;

(iii)        upon a finding that Mr. Zahn has committed fraud on the Corporation or its shareholders or has committed a felony, in either case pursuant to a non-appealable judgment or conviction or Mr. Zahn becomes subject to any governmental rule, order, decree or proceeding which prevents him from serving as the Corporation’s Chairman or Chief Executive Officer or he is found guilty pursuant to an applicable governmental proceeding of an act or omission which otherwise could or does cause material harm to the Corporation, its assets, operations or prospects;

(iv)        the date upon which Mr. Zahn owns fewer than 100,000 shares of Class B Common Stock issued and outstanding as of that date; and

(v)        the voluntary resignation of Mr. Zahn as the Corporation’s Chairman, Chief Executive Officer, or both.

In the event of a conversion of a share or shares of Class B Common Stock into a share or shares of Class A Common Stock pursuant to this subsection (c), such conversion shall be deemed to have been made (a) in the event of a voluntary conversion, at the close of business on the business day on which written notice of such voluntary conversion is received by the transfer agent of the Corporation and (b) in the event of an involuntary conversion upon the date which any event occurs, or any state of facts arises or exists, that would cause an automatic conversion pursuant to subsection (c) occur or at the time that such other event occurred, or state of facts arose, as applicable. Upon any conversion of a share or shares of Class B Common Stock to a share or shares of Class A Common Stock, subject only to rights to receive any dividends or other distributions payable in respect of such share or shares of Class B Common Stock with a record date prior to the date of such conversion, all rights of the holder of a share or shares of Class B Common Stock shall cease and such person shall be treated for all purposes as having become the registered holder of such share or shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this section shall be retired and may not be reissued.

Any voluntary conversion shall require prior written notice of such conversion by the holder of Class B Common Stock given to the Corporation along with properly endorsed certificates representing such shares of Class B Common Stock and instructions to the Corporation as to the issuance and delivery of certificates representing the appropriate number of shares of Class A Common Stock. No fractional shares of Class A Common Stock shall be issued but shall be rounded to the nearest whole share.

(d)         Mergers and Consolidations; Sale of Assets; Liquidation. Holders of Class B Common Stock will be entitled to receive 85% of the amount and form of consideration received by holders of the Class A Common Stock, on a per share basis, in a merger or consolidation of the Corporation (whether or not the Corporation is the surviving corporation). Holders of Class B Common Stock will have the same rights as holders of Class A Common Stock, subject to the 85% limitation in the case of the sale of all or substantially all of the Corporation’s assets or in the case of its liquidation.

(e)         Repurchases. The Corporation shall have the power to purchase, repurchase, exchange, redeem or otherwise acquire shares of either Class A Common Stock or Class B Common Stock out of funds legally available therefore at any time for such consideration as the Board of Directors determines in its business judgment, but in no event more than the fair value of such shares. Notwithstanding the foregoing, if at any time in the future the Corporation publicly announces an issuer self-tender offer to concurrently purchase shares of both Class A Common Stock and Class B Common Stock, then the Corporation shall tender to purchase Class B Common Stock at a per share price equal to 85% of the tender offer price of Class A Common Stock and on terms no less favorable than for Class A Common Stock.

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(f)         Subdivision, Combination, Reclassification and Issuance of Shares. If the Corporation shall in any manner split or subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined. After the Class B Common Stock Election, no additional shares of Class B Common Stock shall be issued except as is necessary to comply with the foregoing sentence.

(g)         No Preemptive Rights. No holder of Class A Common Stock or Class B Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

(h)         Amendment. In addition to any vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required in order to amend (i) any of the powers, preferences or special rights of the Class A Common Stock (whether by merger, consolidation or otherwise) in either case or (ii) any of the powers, preferences or special rights of the Class B Common Stock (whether by merger, consolidation or otherwise) to the extent that such amendment would adversely affect the holders of the Class B Common Stock.

(i)         Transfer Restriction. No holder of shares of the Corporation’s Class B Common Stock (each, a “Class B Holder”) may sell, assign, transfer, pledge or otherwise dispose of all or any portion of the Class B Holder’s Class B Common Stock, or any beneficial interest therein, unless and until (i) such Class B Holder shall have given prior written notice to the Corporation of such Class B Holder’s intention to make such disposition and shall have furnished the Corporation with a detailed description of the manner and circumstances of the proposed disposition, including without limitation the price, terms and identify of the proposed transferee(s), and, if requested by the Corporation, such Class B Holder shall have furnished to the Corporation, at its expense, with an opinion of counsel, reasonably satisfactory to the Corporation, that such transfer is permissible under applicable federal and state securities and insurance laws, and (ii) the Class B Holder shall have complied with this subsection (i).

Right of First Refusal.

1.            Offer to Corporation. The Corporation, or its assigns as designated by the Board of Directors, shall have the right, but not the obligation (the “Right of First Refusal”), to purchase all or any portion of each Class B Holder’s shares of Class B Common Stock that such Class B Holder may propose to transfer by way of sale, pledge, mortgage, hypothecation, encumbrance, or other form of disposition (the “Transfer Stock”) and such proposed transfer, (the “Proposed Transfer”), at the same price and on the same terms and conditions as those offered to the prospective transferee (the “Prospective Transferee”) or at the Corporation’s sole election to automatically convert the Transfer Stock into shares of Class A Common Stock on the basis of .85 share of Class A Common Stock for each one share of Class B Common Stock subject to the Proposed Transfer.

2.            Notice. Each Class B Holder proposing to make a Proposed Transfer must deliver a notice (a “Proposed Transfer Notice”) to the President of the Corporation not later than thirty (30) calendar days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Prospective Transferee. To exercise its Rights of First Refusal under this subsection (i), the Corporation must deliver notice (a “Corporation Notice”) to the selling Class B Holder within thirty (30) calendar days after deliver of the Proposed Transfer Notice.

3.            Closing. Subject to any extension permitted by subsection 4, the closing of the purchase of the Transfer Stock buy the Corporation (the “Closing”) shall take place, and all payments or issuance of Class A Common Stock from the Corporation shall have been delivered to the selling Common Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) calendar days after delivery of the Proposed Transfer Notice.

4.            Regulatory Approval. In the event it is necessary for the Corporation to obtain federal or State regulatory approval or provide prior notice to any Federal or State regulatory agency, then the Closing shall be delayed for the period necessary to obtain such approval or comply with any prior notice requirements.

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5.            Failure to Comply; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Right of First Refusal shall be null and void ad initio, shall not be recorded on the books of the Corporation or its transfer agent and shall not be recognized by the Corporation. By becoming a Class B Holder of the Corporation, each Class B Holder acknowledges and agrees that any failure to comply with this Right of First Refusal would result in substantial harm to the Corporation for which monetary damages alone could not adequately compensate. Therefore, the Corporation shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock specifically including purported exempt transfers under this subsection not made in strict compliance with this Agreement).

6.            Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of this Article shall not apply: (i) in the case of a Class B Holder that is an entity, upon a transfer by such Class B Holder to its shareholders, members, partners or other equity holders, (ii) to a pledge of Transfer Stock that creates a security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Article to the same extent as if it were the Class B Holder making such pledge, (iii) to a transfer of Transfer Stock held by a Class B Holder that is a custodian of a traditional individual retirement account, a Roth individual retirement account, a 401(k) retirement account or another type of retirement account designated as eligible for this exemption by resolution of the Board of Directors (each, an “Eligible Retirement Account”) to a successor custodian or to the beneficiaries of the Eligible Retirement Account’s governing instrument, (iv) to a transfer of Transfer Stock by a Class B Holder into or out of an Eligible Retirement Account, or (v) in the case of a Class B Holder that is a natural person upon a transfer of Transfer Stock by such Class B Holder made for bona fide estate planning purposes, during his or her lifetime or on death, except for Gregg E. Zahn to whom this subsection 6 shall not apply in the event of his death, by will, intestacy or transfer on death designation to his or her spouse, child (natural or adopted), domestic partner sharing the same household, or any other direct lineal descendant of such Class B Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Directors of the Corporation, or any custodian or trustee of any trust, partnership or limited liability company for the benefit or, or the ownership interests of which are owned wholly by, such Class B Holder or any such family members; provided in each case that the Class B Holder provides (a) prompt written notice of such transfer or distribution to the Corporation’s President; (b) any documentation reasonably requested by the Corporation to evidence compliance with this subsection 6, (c) assurance that such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Article, and (d) if requested, an opinion of counsel that such proposed transfer is permissible under federal and state securities and insurance laws.

7.            Legends. Each certificate, if any, representing shares of Class B Common Stock of the Corporation shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws”

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A RIGHT OF FIRST REFUSAL AND MANDATORY CONVERSION IN FAVOR OF THE CORPORATION, AS SET FORTH IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

8.            Notices. The Corporation shall make a notation on its records and give instructions to any transfer agent of the shares of Class B Common Stock of the Corporation in order to implement the restrictions on transfer established in this Article.

(j)         Related Party. Notwithstanding anything to the contrary set forth herein, at least a majority of the Class A directors shall be required to approve any material contract, arrangement, agreement, or transaction between the Corporation and Gregg E. Zahn so long as Mr. Zahn is a holder of shares of the Corporation’s Class B Common Stock; provided that this provision shall not apply to compensation and employment agreements to which the Corporation and Mr. Zahn is, or is proposed to be, a party.

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ARTICLE V

A.             In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(i)         to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto; and

(ii)        from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of shareholders; and, except as so determined, or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no shareholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

B.             The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

ARTICLE VI

A.             Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than 7 nor more than 12 and shall be fixed from time to time in the manner described in the Bylaws. So long as any Class B Common Stock remains unconverted, one half of the directors, plus one, shall be designated as Class B directors and shall be elected annually by holders of Class B Common Stock voting separately as a class and the remaining directors shall be designated as Class A directors and shall be elected annually by holders of Class A Common Stock voting as a separate class.

B.             At each annual election of Directors, the Directors shall hold office until the next annual election of Directors and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation or removal in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

C.             Subject to the rights of the holders of any series of Preferred Stock, any Class A director or Class B director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Class A Common Stock or Class B Common Stock, respectively, voting as a separate class.

D.             Nominations for persons to serve as directors to be elected by holders of Class A Common Stock shall be made by the then serving Class A directors; nominations for the election of persons to serve as directors to be elected by holders of Class B Common Stock shall be made exclusively by Gregg E. Zahn and shall include at least two nominees who are “independent” as defined under NASDAQ Marketplace rules. Advance written notice of nominations for the election of directors shall be given by the nominating parties within five (5) business days after having been notified by the Corporation that it intends to hold a meeting of shareholders for the purpose, among other things, of electing directors. The Corporation shall give such notice at least ten (10) business days before giving notice of the meeting to shareholders in accordance with its bylaws.

E.             Subject to the rights of the holders of any series of Preferred Stock, vacancies of Class A or Class B directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors of such class, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until such director's successor shall have been duly elected and qualified.

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ARTICLE VII

A.             The Corporation shall indemnify to the fullest extent permitted by and in the manner permissible under the OGCA, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of the Corporation or any predecessor of the Corporation or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Corporation or any predecessor of the Corporation, provided, however, that except for a suit by a person against the Corporation to recover indemnified amounts, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors.

B.             The right to indemnification in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of this Amended and Restated Certificate of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this Article VII shall in any way diminish or adversely affect the rights of any present or former director or officer of the Corporation or any predecessor thereof hereunder in respect of any occurrence or matter arising prior to any such repeal or modification. “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant and otherwise has no material interest in the matter as determined by the Board.

C.             The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the OGCA.

D.             The Corporation may grant rights to indemnification to any present or former employee or agent or the Corporation or any predecessor of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of directors and officers of the Corporation.

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and shareholders in accordance with the applicable provisions of Section 18-1077 of the General Corporation Act of the State of Oklahoma.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ____ day of __________, 2019.

First Trinity Financial Corporation

Gregg E. Zahn, Chief Executive Officer

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Exhibit B

May 24, 2019

Messrs. Gary L. Sherrer, Bill H. Hill, Charles W. Owens, and George E. Peintner Special Committee of the Board of Directors

First Trinity Financial Corporation 7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133-1246

Dear Messrs. Sherrer, Hill, Owens, and Peintner:

ValueScope, Inc. has been engaged to advise First Trinity Financial Corporation, an Oklahoma corporation (“First Trinity”) and the Special Committee of the Board of Directors as to the fairness of the reclassification (the “Reclassification”) of each issued and outstanding share of First Trinity’s existing Common Stock (“Existing Stock”) as one share of new Class A Common Stock or, at each holder’s election, into one share of new Class B Common Stock, as outlined in the draft preliminary proxy statement (the “Proxy Statement”) dated May 22, 2019. Our analysis is based on the available financial information as of March 31, 2019 (the “Valuation Date”).

Our opinion is based on a review of publicly available business and financial information relating to First Trinity. We have also reviewed internal financial and operating information related to First Trinity, including financial forecasts prepared by First Trinity’s management (“Management”). In addition, we have interviewed members of Management.

This opinion is based on financial analyses prepared in accordance with generally accepted valuation standards. These procedures included substantive valuation tests that we considered necessary and appropriate under the circumstances.

Our analyses included, but were not necessarily limited to, the following procedures:

●	A review of a Draft Schedule 14A Proxy Statement, including “Proposal Two: Approval of the Recapitalization and Reclassification”.

●	A review of First Trinity’s publicly available financial statements for the fiscal years ended December 31, 2013 through December 31, 2018 and the three-month period ended March 31, 2019.

●	A review of financial projections under various scenarios for First Trinity prepared by Management during 2018.

●	A review of information relating to First Trinity’s industry and similar companies.

●	Discussions with Management regarding the historical and projected operating performance of First Trinity.

●	Discussions with Management regarding First Trinity’s industry with respect to guideline companies and transactions.

●	A review of pricing data of comparable guideline companies and industry transactions existing as of the Valuation Date.

Exhibit B

We have not independently verified any of the foregoing information and have relied upon its completeness and accuracy in all material aspects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates of Management as to the expected financial performance of First Trinity. We have not made an independent evaluation or appraisal of the assets of First Trinity.

We are not acting as the financial advisor to First Trinity or its shareholders in connection with the Reclassification. It is understood that this letter is for the use of the Board of Directors and shareholders of First Trinity and may be quoted, referred to, in whole or in part, in public documents filed by First Trinity with the Securities and Exchange Commission (“SEC”). However, First Trinity will provide ValueScope an opportunity to review and comment on any information relating to this Fairness Opinion to be contained in a public document prior to its issuance. This letter is not to be used with any other document in connection with the Transaction, without the express written consent of ValueScope, Inc.

As presented in the following table, our estimate of the post-transaction fair market value of the Company, on a minority, marketable interest basis, is $12.27 per share, which is above the pre-transaction fair market value of $10.94, indicating that the Transaction (as defined below) is FAIR to the shareholders of First Trinity from a financial point of view.

First Trinity - Summary Schedule
Valuation Method	Concluded Value per Share
Pre-Transaction Valuation Post-Transaction Valuation	$10.94

$12.27

Conclusion - Transaction is FAIR to First Trinity Financial Corporation Shareholders

ValueScope represents and warrants to First Trinity that it has not, and to ValueScope’s knowledge its principals have not, previously rendered services or advice to First Trinity, its subsidiaries or to members of its board of directors or executive officers as such are set forth in the public filings of First Trinity.

Respectfully submitted,

ValueScope, Inc.

/s/ Martin D Hanan

Martin D Hanan, CFA President

B-2

Exhibit C

FIRST TRINITY FINANCIAL CORPORATION

2019 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1     Purpose. The purposes of this Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, this Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards, or any combination thereof, and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors, subject to the conditions set forth in this Plan.

ARTICLE II

DEFINITIONS

2.1     “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a substantial portion of the ownership interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a substantial ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity (a) shall be allocated a majority of partnership or limited liability company gains or losses or (b) shall be or control a managing member, manager, managing director or a general partner of such partnership or limited liability company.

2.2     “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award, or any combination thereof, or Other Incentive Award granted under this Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award or Other Incentive Award granted under this Plan to a Consultant or an Eligible Director by the Board, in either case pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

2.3     “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s or Committee’s exercise of its administrative powers.

2.4     “Board” means the Board of Directors of the Company but, if the Board has appointed a Committee as provided in Section 3.2, the term “Board” when used herein, unless the context otherwise requires, shall include such Committee.

2.5     “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

2.6     “Change of Control Event” means each of the following:

(a)      Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the shareholders of the Company, in either case resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction ceasing to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

Exhibit C

(b)     The merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation ceasing to beneficially own voting securities representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(c)      The sale of all or substantially all of the Company’s assets unless those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Section 409A of the Code, to the extent required to avoid accelerated taxation or penalties, no Change of Control Event will be deemed to have occurred unless such Change of Control Event also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Treasury Regulation Section 1.409A-3(i)(5).

2.7     “Code” means the Internal Revenue Code of 1986, as amended. References in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.8     “Committee” means the Committee appointed by the Board as provided in Section 3.2.

2.9     “Common Stock” means the Class A common stock, $0.01 par value per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.

2.10     “Company” means First Trinity Financial Corporation, an Oklahoma corporation.

2.11     “Consultant” means any individual who is engaged by the Company, a Subsidiary or an Affiliated Entity to render bona-fide consulting or advisory services, which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12     “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board as the Date of Grant in such authorization.

2.13     “Disability” means, except as otherwise provided in this Plan, the Participant is unable to continue providing services by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

2.14     “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of whole shares of Common Stock that could be purchased at Fair Market Value upon, and with the amount of, each cash distribution made by the Company during the period such Award is outstanding with respect to a number of shares of Common Stock equal to the number of Restricted Stock Units subject to the Award at the time of each such distribution.

2.15     “Effective Date” means ____________, 2019.

2.16     “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

2.17     “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity, or a Consultant.

2.18     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19     “Fair Market Value” means (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the mean between the highest and lowest sales price of the Common Stock as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then the weighted average of the means between highest and lowest sales for the nearest date before and the nearest date after the day for which volume is to be determined on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Board deems reliable, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, the fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision.

2.20     “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.21     “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.22     “Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.

2.23     “Option” means an Award granted under Article V of this Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

2.24     “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under this Plan.

2.25     “Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of this Plan.

2.26     “Performance Units” means those monetary units and/or units representing fictional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.

2.27     “Plan” means the First Trinity Financial Corporation 2019 Long-Term Incentive Plan, as amended and restated from time to time.

2.28     “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of this Plan.

2.29     “Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of this Plan.

2.30     “Restriction Period” means the period during which an Award remains subject to time and/or performance-based restrictions.

2.31     “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of this Plan.

2.32     “Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.

2.33     “Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.1     Shares Subject to this Plan. Subject to the limitations set forth herein, 1,000,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan. The limitations of this Section 3.1 shall be subject to the adjustment provisions of Article XII.

3.2     Administration of this Plan. The Board shall administer this Plan, however, the Board shall, by resolution, appoint a Committee of one or more members of the Board to administer this Plan and delegate its powers described under this Section 3.2 for purposes of Awards granted to Eligible Employees and Consultants; provided, however, that so long as any Class B Common Stock of the Company is outstanding, the Committee shall consist of one or more independent members of the Board nominated and elected by Class A shareholders. Neither the Company nor any member of the Board shall be liable for any action or determination made in good faith by the Board with respect to this Plan or any Award hereunder. The Committee’s determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Eligible Employee of the Company, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan. The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee. Subject to the provisions of this Plan, the Committee shall have exclusive power to:

(a)      Select Eligible Employees and Consultants to participate in this Plan.

(b)      Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)     Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award.

(d)      Determine whether Awards will be granted singly or in combination.

(e)      Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)      Adopt rules for the administration, interpretation and application of this Plan as are consistent herewith, and interpret, amend or revoke any such rules.

(g)     Correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in this Plan or any Award granted hereunder.

(h)     Make all other decisions and determinations it deems advisable for the administration of this Plan.

(i)      Decide all disputes arising in connection with this Plan and otherwise supervise the administration of this Plan.

(j)      Take any and all other action it deems necessary or advisable for the proper operation or administration of this Plan.

3.3   Administration of Grants to Eligible Directors. The Committee shall have the exclusive power to select Eligible Directors to participate in this Plan and to determine the number of Nonqualified Stock Options, Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation.

3.4     The Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of this Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to this Plan, as it may deem necessary or advisable for the administration of this Plan. The Committee’s interpretation of this Plan or any Awards and all decisions and determinations by the Committee with respect to this Plan shall be final, binding, and conclusive on all parties.

3.5     Delegation by the Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.6     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, and to the extent allowed by applicable laws, the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Board may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Board in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, the Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

ARTICLE IV

GRANT OF AWARDS

4.1       Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a)      Subject to Article XII, the aggregate number of shares of Common Stock that may be covered by Options that are designated as Incentive Stock Options may not exceed 500,000.

(b)      Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under this Plan and shall not be counted against the shares authorized under Section 3.1. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under this Plan and shall not be counted against the shares authorized under Section 3.1. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 3.1. Shares of Common Stock withheld to satisfy applicable withholding taxes pursuant to Section 13.3 shall be available for future issuance under this Plan. Any shares of Common Stock tendered or withheld in payment of any exercise price or purchase price of an Award will be available for future issuance under this Plan.

(c)     Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of this Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(d)      The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(e)     Shares of Common Stock issued hereunder may be evidenced in any manner determined by the Board, including, but not limited to, separate certificates or book-entry registration

(f)      Except for adjustments pursuant to Article XII or reductions of the exercise price approved by the Company’s shareholders, the exercise price for any outstanding Option or SAR may not be decreased after the Date of Grant nor may an outstanding Option or SAR granted under this Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or any other award under this Plan. Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under this Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.

(g)     Eligible Directors and Consultants may only be granted Nonqualified Stock Options, Performance Units, Restricted Stock Awards, Restricted Stock Units, SARs, Stock Awards or Other Incentive Awards under this Plan.

(h)      The maximum term of any Award shall be ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

ARTICLE V

STOCK OPTIONS

5.1       Grant of Options. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Notwithstanding the foregoing, Nonqualified Stock Options may be granted only to Eligible Employees, Eligible Directors and Consultants performing services for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Eligible Employee, Eligible Director or Consultant performs services. For purposes of this Section 5.1, the term “controlling interest” means (a) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (b) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (c) in the case of a sole proprietorship, ownership of the sole proprietorship; or (d) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

5.2         Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a)      Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

(b)      Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) subject to prior approval by the Committee in its discretion, by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; (iii) subject to prior approval by the Committee in its discretion, by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under this Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee. Such procedures may include a broker either (x) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale (minus the exercise price, withholding taxes and any fees due to the broker) or (y) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant (either directly or through the Company) a stock certificate for the remaining shares of Common Stock.

(c)      Exercise of Options.

(i)      Options granted under this Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company (or such other officer as may be designated by the Committee) at least two business days in advance of such exercise (or such lesser period of time as the Committee may require) stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(ii)      Unless otherwise provided in an Award Agreement or determined by the Committee, the following provisions will apply to the exercisability of Options following the termination of a Participant’s employment or service with the Company, a Subsidiary or an Affiliated Entity:

(A)      If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death or Disability, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to one year and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The unvested portion of any Option shall be forfeited immediately upon termination; provided, however, that the Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

(B)      In the event a Consultant ceases to provide services to the Company, a Subsidiary or an Affiliated Entity, or an Eligible Director ceases to serve as a director of the Company, the unvested portion of any Option shall be forfeited unless otherwise accelerated pursuant to the terms of the Consultant’s or Eligible Director’s Award Agreement or by the Committee. Unless otherwise provided in the applicable Award Agreement, the Consultant or Eligible Director shall have a period of three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his or her date of termination of service. In no event shall any Option be exercisable past the term of the Option.

(d)      Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or in service to the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)      Special Restrictions Relating to Incentive Stock Options. The terms of any Incentive Stock Options granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options (including any SARs issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(i)        Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(ii)       Options issued in the form of Incentive Stock Options shall be granted within ten years of the earlier of the date the Plan is adopted or approved by the shareholders and shall not be exercisable for more than ten years after the Date of Grant.

(iii)      No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation”, unless (A) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant and (B) such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Section 5.2(e), “parent corporation” means a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(iv)      To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and parent corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made.

(v)      Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

(vi)      Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Date of Grant and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company or a parent corporation of the Company or a Subsidiary (or a corporation or a parent corporation or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).

(vii)     An Incentive stock option shall not be transferable (other than by will or the laws of dissent and distribution) by the Eligible Employee to whom the option was granted, and during the Eligible Employee’s lifetime is exercisable only by such Eligible Employee.

(viii)     In the event that an Option designated as Incentive Stock Options fails to meet or continue to meet the requirements of Section 422 of the Code, such Option shall be re-designated as a Nonqualified Stock Option.

(f)      Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)    Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1         Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of this Plan as the Committee shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Committee deems appropriate, including without limitation, a book-entry registration or issuance of a stock certificate or certificates.

6.2         Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)      Restriction Period. Restricted Stock Awards shall be subject to such time and/or performance-based restrictions as the Committee shall determine and set forth in the applicable Award Agreement. Restricted Stock Awards granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Committee vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Committee. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b)      Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period or prior to the fulfillment of any other specified vesting conditions. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.

(c)    Rights as Shareholders. Unless otherwise provided in the Award Agreement, during any Restriction Period (and prior to the fulfillment of any other specified vesting conditions), the Participant shall have all of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same risk of forfeiture and same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1        Grant of Restricted Stock Units. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of this Plan as the Committee shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.

7.2         Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:

(a)      Restriction Period. Restricted Stock Units shall be subject to such time and/or performance-based restrictions as the Committee shall determine and set forth in the applicable Award Agreement. Restricted Stock Units granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Committee vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Committee. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Committee shall lapse with respect to the Restricted Stock Units.

(b)      Lapse of Restrictions. The Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement upon settlement of a Restricted Stock Unit for which the restrictions have lapsed.

(c)      Cash Dividend Rights and Dividend Unit Rights. The Committee may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1        Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of this Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of this Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

8.2      Exercise and Payment. SARs granted under this Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise (or such lesser period of time as the Committee may require). The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.

8.3        Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall use commercially reasonable efforts to subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation” (as defined in Section 424(e) of the Code) on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE IX

PERFORMANCE UNITS

9.1        Grant of Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 9.2.

9.2        Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a)      Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)      Achievement of Performance Goals. The Committee shall establish performance targets for each Award based upon such operational, financial or performance criteria determined by the Committee. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

ARTICLE X

PERFORMANCE BONUS

10.1      Grant of Performance Bonus. The Committee may from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Committee will determine the amount that may be earned as a Performance Bonus upon the achievement of one or more performance targets established by the Committee. The Committee shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target(s) shall be based upon such operational, financial or performance criteria determined by the Committee.

10.2      Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Committee must first be obtained or exceeded. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.

ARTICLE XI

STOCK AWARDS AND OTHER INCENTIVE AWARDS

11.1      Grant of Stock Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of this Plan as the Committee shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

11.2      Grant of Other Incentive Awards. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, and awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under this Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under this Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of this Plan.

ARTICLE XII

STOCK ADJUSTMENTS

12.1      Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the Effective Date, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 12.1, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A of the Code with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to this Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

12.2      Adjustments Upon Change of Control Event. Upon the occurrence of a Change of Control Event, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change of Control Event:

(a)      provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Committee without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(b)      provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c)      make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;

(d)      accelerate any vesting schedule to which an Award is subject;

(e)      provide that such Award shall be payable, notwithstanding anything to the contrary in this Plan or the applicable Award Agreement; and/or

(f)      provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section 12.2 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

ARTICLE XIII

GENERAL

13.1      Effective Date; Amendment or Termination of this Plan. This Plan was originally approved by the Board and shall become effective upon approval by the shareholders of the Company at a meeting duly called thereafter. The Committee, in its sole discretion, may alter, suspend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if an amendment to this Plan (i) would materially increase the aggregate number of shares of Common Stock available under this Plan (except by operation of Article XII), (ii) would materially modify the requirements as to eligibility for participation in this Plan, (iii) would materially increase the benefits to Participants provided by this Plan, (iv) would modify the provisions of Section 4.1(g), or (v) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained, subject to any other requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange. Unless terminated earlier by the Board pursuant to this Section 13.1, the authority to grant new Awards under this Plan will terminate on the tenth anniversary of the Effective Date, with this Plan otherwise to remain in effect until such time as no shares of Common Stock remain available for delivery under this Plan and the Company has no further rights or obligations under this Plan with respect to outstanding Awards.

13.2      Transferability.

(a)        Except as provided in Section 13.2(b) hereof or as otherwise determined by the Committee, Awards under this Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Board may provide in the terms of an Award Agreement or in any other manner prescribed by the Board that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

(b)       The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this Section 13.2 for such transferability to be applicable. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.2(b). Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.2(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.2(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.2(c)(ii). No transfer pursuant to this Section 13.2(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.2(b), all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

13.3     Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

13.4      [Reserved.]

13.5      Amendments to Awards. Subject to the limitations of Article IV and the other terms and conditions of this Plan, such as the prohibition on repricing of Options, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not currently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

13.6    Regulatory Approval and Listings. In the sole discretion of the Committee, the Company may file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a)        the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b)      the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable.

13.7      Right to Continued Employment or Other Service. Participation in this Plan shall not give any Eligible Employee, Consultant or Eligible Director any right to remain in the employment or other service of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or other service with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Consultant or Eligible Director at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Consultant, Eligible Director or any other individual any right to be selected as a Participant or to be granted an Award.

13.8      Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

13.9      Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

13.10      Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.

13.11     Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. In addition, by accepting or exercising any Award granted under this Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

13.12      No Trust or Fund Created. Neither this Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

13.13      Section 409A of the Code.

(a)            To the extent applicable, it is intended that this Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that this Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent therewith. In the event that any (i) provision of this Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of this Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to this Plan or an Award Agreement as the Committee deems necessary to comply with such requirements without the consent of the Participant.

(b)            No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under this Plan or an Award Agreement upon a termination of employment or other service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.

(c)           Notwithstanding the foregoing or anything elsewhere in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months plus one day following the date of the Participant’s termination or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).

(d)           Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and in no event whatsoever shall the Company be liable for, or indemnify or hold harmless the Participant for, any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

IMPORTANT SUPPLEMENTAL LETTER

Dear Shareholder:

Thank you for reading the enclosed proxy statement and other materials and returning your proxy card.

As discussed in the proxy statement, if Proposals 2(A) and 2(B) are approved by shareholders, your shares of common stock will be automatically converted into our new Class A Common Stock and will be entitled to the 10% stock dividend and $0.05 (five cents) per share cash dividend (the “Initial Dividends”) to be paid in the next few weeks.

The proxy statement also discusses your right to receive instead of Class A Common Stock shares of our Class B Common Stock which have the right to elect a majority of our directors and vote as a class on other significant corporate matters, but which will not receive the Initial Dividends and moreover Class B Common Stock will receive only an amount equal to 85% of future cash dividends on our Class A Common Stock and 85% of any amounts received in future mergers, sales of assets and on liquidation, on a per share basis. Please review the relative rights, preferences and limitations on our Class A Common Stock and Class B Common Stock as set forth in the proxy statement.

ONLY if you wish to opt out of the automatic conversion of your shares into our Class A Common Stock AND NOT receive the Initial Dividends described in the proxy statement but instead wish to receive Class B Common Stock, please so indicate below. Otherwise you do not need to take any action and you may disregard this letter.

ELECTION TO RECEIVE CLASS B COMMON SHARES

I own _______________ shares of First Trinity Financial Corporation common stock AND I wish to receive shares of its new Class B Common Stock OR I wish to receive both shares of Class A Common Stock and Class B Common Stock in a total amount not to exceed the total number of common shares I presently own:

I elect to receive shares of:
Number of Common Shares I presently own:	Class A Common Stock	Class B Common Stock

______________________	_______________	______________

Signature:	My Existing Stock Certificates:

Print Name:	Name:

Address:	Number of Certificate(s):

Number of Shares:

Date:

PROXY

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230, TULSA, OKLAHOMA 74133-1246

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregg E. Zahn, attorney with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of First Trinity Financial Corporation to be held on _____________ __________, 2019 at 10:00 a.m. Central Daylight Savings Time in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145, or at any adjournment or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of Annual Meeting and proxy statement dated _________, 2019 as follows:

Proposal One: Election of Directors			To withhold authority to vote for any individual nominee(s) mark “For All Except” and write number(s) of the nominee(s) on the line below
FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
[ ]	[ ]	[ ]	________________________________________

(01)	Gregg E. Zahn	(05)	Gerald J. Kohout
(02)	William S. Lay	(06)	Charles W. Owens
(03)	Bill H. Hill	(07)	George E. Peintner
(04)	Will W. Klein	(08)	Gary L. Sherrer

Proposal Two: Recapitalization and Reclassification

Proposal 2(A): To approve the amendment and restatement of the Certificate of Incorporation to authorize 50,000,000 shares of Common Stock $0.01 par value divided into 40,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock and to establish the relative rights, preferences and privileges of, and the restrictions and limitations on, the Class A Common Stock and the Class B Common Stock, all as more fully described in the proxy statement dated __________, 2019.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal 2(B): To approve the amendment and restatement of the Certificate of Incorporation to automatically reclassify each issued and outstanding share of the Company’s existing Common Stock as one (1) share of new Class A Common Stock or, at the undersigned’s election, into one (1) share of new Class B Common Stock, all as more fully described in the proxy statement dated ___________, 2019.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal Three: To approve the First Trinity Financial Corporation 2019 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal Four: To ratify the appointment of Kerber, Eck & Braeckel LLP, as First Trinity Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2019.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal Five: On any other matter which may come before the meeting in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” AND “FOR” THE PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246, on or before _______, 2019.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR ALL" or “FOR” the proposals.

Please sign exactly as the name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

IMPORTANT - Please complete this proxy card and return by

FAX: (918) 249-2478

Or By Mail: 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246

Or By Email: support@firsttrinityfinancial.com